UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RUSH ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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555 IH-35 SOUTH, SUITE 500
NEW BRAUNFELS, TEXAS 78130
April 6, 2010
To the Shareholders of Rush Enterprises, Inc.:
Rush Enterprises, Inc.’s 2010 Annual Meeting of Shareholders will be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, in the main conference room at Rush Enterprises, Inc.’s executive offices, which are located at 555 IH-35 South, Suite 500, New Braunfels, Texas 78130.
At the annual meeting, we will ask you to:
1.
Elect W. Marvin Rush, W.M. “Rusty” Rush, Ronald J. Krause, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2011 Annual Meeting of Shareholders;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year;
3.
Approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, to increase the number of shares of Class A Common Stock available for grant under the plan by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares; and

4.	Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
The accompanying formal notice and proxy statement further discuss the matters that will be presented for shareholder vote. Following the annual meeting, shareholders will have the opportunity to ask questions and comment on our operations.
It is important that your views be represented whether or not you are able to attend the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, please sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible or otherwise follow the voting instructions enclosed herewith.
We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2009 fiscal year.
Sincerely,

W. Marvin Rush
Chairman

RUSH ENTERPRISES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Rush Enterprises, Inc. (the “Company”) will be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, in the main conference room at Rush Enterprises, Inc.’s executive offices, which are located at 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, for the following purposes:
•
To elect W. Marvin Rush, W.M. “Rusty” Rush, Ronald J. Krause, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
•
To approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, to increase the number of shares of Class A Common Stock available for grant under the plan by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares; and

•	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice of Annual Meeting of Shareholders.
The Board of Directors fixed the close of business on April 1, 2010, as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting. The Company will maintain a list of shareholders entitled to vote at the annual meeting at the Company’s principal executive offices during normal business hours for ten days prior to the annual meeting. Any shareholder may examine the list for any purpose relevant to the annual meeting during such ten-day period. The list will also be available for examination throughout the duration of the annual meeting.
By Order of the Board of Directors,

W. MARVIN RUSH
Chairman
New Braunfels, Texas
April 6, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder
Meeting to be Held on May 18, 2010
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2009 Annual Report, the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Investor Relations—Financial Information—Annual Reports & Proxy Material” section of the Company’s website at http://investor.rushenterprises.com/annuals.cfm. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

IMPORTANT
You are cordially invited to attend the annual meeting in person. Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States, or otherwise follow the enclosed voting instructions.

RUSH ENTERPRISES, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 18, 2010
This proxy statement is furnished in connection with the solicitation of proxies by Rush Enterprises, Inc. (the “Company”), on behalf of its Board of Directors, for the 2010 Annual Meeting of Shareholders. This proxy statement and the related proxy card are being distributed on or about April 22, 2010.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING
When And Where Is The Annual Meeting?
The annual meeting will be held on May 18, 2010, at 10:00 a.m., local time, in the main conference room at Rush Enterprises, Inc.’s executive offices, which are located at 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, and at any adjournments or postponements thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.
What Matters Will Be Voted Upon At The Annual Meeting?
At the annual meeting you will be asked to:
•
Consider and vote upon a proposal to elect W. Marvin Rush, W.M. “Rusty” Rush, Ronald J. Krause, James C. Underwood, Harold D. Marshall, Thomas A. Akin and Gerald R. Szczepanski as directors to hold office until the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

•	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2010 fiscal year.
•
Consider and vote upon a proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, to increase the number of shares of Class A Common Stock available for grant under the plan by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares; and

•	Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Who Is Entitled To Vote?
Shareholders of record of the Company’s Class A Common Stock, $.01 par value per share (the “Class A Common Stock”), and of the Company’s Class B Common Stock, $.01 par value per share (the “Class B Common Stock”) at the close of business on April 1, 2010, which is the “Record Date,” are entitled to notice of, and to vote at, the annual meeting. The Class A Common Stock and Class B Common Stock are sometimes collectively referred to in this proxy statement as the “Common Stock.” Shares that may be voted include shares that are held (a) directly by the shareholder of record, and (b) beneficially through a broker, bank or other nominee.

At the close of business on the Record Date, there were outstanding 26,724,911 shares of Class A Common Stock and 10,691,589 shares of Class B Common Stock entitled to be voted at the annual meeting. On September 20, 2007, the Board of Directors declared a 3-for-2 stock split of the Class A Common Stock and Class B Common Stock, to be effected in the form of a stock dividend. On October 10, 2007, the Company distributed one additional share of stock for every two shares of Class A Common Stock and Class B Common Stock held by shareholders of record as of October 1, 2007. All share and per share data (except par value) in this proxy statement have been adjusted and restated to reflect the stock dividend. The holders of Class B Common Stock on the Record Date will be entitled to one vote per share, and the holders of Class A Common Stock on the Record Date will be entitled to 1/20th of one vote per share, on each matter voted on at the annual meeting. The Company’s Articles of Incorporation do not permit cumulative voting in the election of directors.
What Is The Difference Between Holding Shares As A “Registered Owner” And As A “Beneficial Owner”?
Most of the Company’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:
•
Registered Owners — If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

•
Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote on your behalf or to vote in person at the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the shareholder of record), giving you the right to vote the shares in person at the annual meeting.

What Constitutes A Quorum?
The holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy at the annual meeting, will constitute a quorum for the transaction of business at the annual meeting. Shares held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and “broker non-votes” will all be counted as present for purposes of determining a quorum.
What Is A Broker Non-Vote?
Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (a) the beneficial owner has not instructed the nominee how to vote, and (b) the nominee lacks discretionary voting power to vote such shares. Generally, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owner of such shares.

The proposal to elect the seven director nominees and the proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan are both non-routine matters. Consequently, a nominee will not be able to vote shares of the Company’s Common Stock held in “street name” without the beneficial owner’s specific voting instructions on these two proposals. The proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the 2010 fiscal year is a routine matter and a nominee is permitted to exercise discretionary voting power with respect to this proposal.
Unlike in prior years, applicable rules now classify the election of directors as a non-routine matter. Accordingly, brokers, banks and other nominees will not be able to vote on the election of directors without voting instructions from beneficial owners. We encourage all shareholders that hold shares through a bank, broker or other nominee to provide voting instructions to such parties to ensure that their shares are voted at the annual meeting.
What Shareholder Approval Is Necessary For Approval Of The Proposals?
•	Election of Directors
A plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the annual meeting is required for the election of directors. Accordingly, the seven director nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.
•	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm
The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the annual meeting, is required for the ratification of the appointment of E&Y. Abstentions will have the same effect as votes against this proposal.
Amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan
The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the annual meeting, is required to approve the amendment and restatement of the 2007 Long-Term Incentive Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be treated as votes for or against this proposal and, therefore, will not have any effect on the outcome of this proposal.
May I Vote My Shares In Person At The Annual Meeting?
If you are the registered owner of shares of our Common Stock on the Record Date, you have the right to vote these shares in person at the annual meeting.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the shareholder of record) giving you the right to vote such shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.
Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?
If you are the registered owner of shares of our Common Stock on the Record Date, you may instruct the named proxy holders on how to vote these shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this proxy statement.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may instruct your broker, bank or other nominee on how to vote these shares. Your nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote such shares. You should follow the instructions provided by your nominee in directing your nominee on how to vote these shares.
If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?
Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposal to elect the seven director nominees and the proposal to approve the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan are both non-routine matters. The proposals to ratify the appointment of E&Y as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote such shares of our Common Stock with respect to this proposal. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
How Will My Proxy Be Voted?
Shares represented by a properly executed proxy that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournments or postponements thereof in the manner directed on the proxy. Steven L. Keller, our Chief Financial Officer and Treasurer, and Martin A. Naegelin, our Executive Vice President, have been designated by the Board of Directors as the proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (a) FOR the election of the director nominees, (b) FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2010 fiscal year, (c) FOR the amendment and restatement of the 2007 Long-Term Incentive Plan and (d) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting or any adjournments or postponements thereof.
May I Revoke My Proxy And Change My Vote?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.
If you are the registered owner of shares of our Common Stock on the Record Date, you may revoke your proxy and change your vote by (a) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (b) giving notice of your changed vote to us in writing mailed to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels Texas 78130, Attn: Derrek Weaver, or (c) attending the annual meeting and giving oral notice of your intention to vote in person.
If you are the beneficial owner of shares of our Common Stock on the Record Date, you may revoke your proxy and change your vote (a) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (b) if you have obtained a legal proxy from your nominee giving you the right to vote your shares in person at the annual meeting, by attending the annual meeting, presenting the completed legal proxy to the Company and voting in person.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.
Who Will Pay The Costs Of Soliciting Proxies?
The costs of soliciting proxies pursuant to this proxy statement, if any, will be borne by the Company. Proxies will be solicited by mail, in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this proxy statement and accompanying materials to our shareholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Common Stock.
What Other Business Will Be Presented At The Annual Meeting?
As of the date of this proxy statement, the Board of Directors knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should properly arise at the annual meeting, the persons named as proxies, Steven L. Keller and Martin A. Naegelin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting or any adjournments or postponements thereof.
What Are The Deadlines To Nominate Directors Or To Propose Other Business For Consideration At The 2011 Annual Meeting of Shareholders?
In order for a shareholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2011 Annual Meeting of Shareholders, the proposal (a) must be received by the Company at its executive offices, 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver, on or before December 23, 2010, and (b) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Amended and Restated Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Notice of any director nomination or the proposal of other business that you intend to present at the 2011 Annual Meeting of Shareholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders, must be received by the Company at its executive offices, 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver, not later than the close of business on February 17, 2011 and not earlier than the close of business on January 18, 2011. In the event that the date of the 2011 Annual Meeting of Shareholders has changed by more than 30 days from the anniversary date of the 2010 Annual Meeting of Shareholders, the notice must be delivered to and received by the Company not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting of Shareholders and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must set forth the information required by the Company’s Amended and Restated Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2011 Annual Meeting of Shareholders.
Any shareholder desiring a copy of the Company’s Amended and Restated Bylaws will be furnished one without charge upon written request to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver.
Who Will Count The Votes At The Annual Meeting?
American Stock Transfer and Trust Company, LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of election at the annual meeting.

Where Can I Find The Voting Results Of The Annual Meeting?
The Company intends to publish final voting results of the annual meeting in a current report on Form 8-K within four days after the annual meeting.
What Should I Do If I Receive More Than One Set Of Voting Materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.
What Is Householding?
In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, certain shareholders who have the same address and last name will receive only one copy of this proxy statement and the Company’s 2009 Annual Report, unless one or more of these shareholders notifies the Company that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another shareholder and received only one copy of this proxy statement and the Company’s 2009 Annual Report, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please call (800) 973-7874 or mail such request to Rush Enterprises, Inc., 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, Attn: Derrek Weaver. Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.
What Do I Need To Do Now?
First, read this proxy statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by executing and returning the proxy card. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify a voting choice, your shares will be voted (a) FOR the approval of W. Marvin Rush, W.M. “Rusty” Rush, Ronald J. Krause, James C. Underwood, Harold D. Marshall, Thomas A. Akin, and Gerald R. Szczepanski as directors to hold office until the 2011 Annual Meeting of Shareholders, (b) FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and (c) FOR the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan.

Who Can Help Answer My Questions?
If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this proxy statement or our 2009 Annual Report, or if you need directions to or special assistance at the annual meeting, please call Derrek Weaver toll free at (800) 973-7874. In addition, information regarding the annual meeting is available via the Internet at our website www.rushenterprises.com.
YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PRINCIPAL SHAREHOLDERS
The table below sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2010, except as otherwise noted below, by:
•	Each person or entity known by us to beneficially own more than five percent (5%) of either class of Common Stock;
•	Each director, director nominee and named executive officer; and
•	All of our directors and executive officers as a group.
Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Beneficial ownership of our Common Stock has been determined in accordance with the applicable rules and regulations of the SEC. The percentage of total voting power is based on 1/20th of one vote for each share of Class A Common Stock, and one vote for each share of Class B Common Stock, beneficially owned by each person.
Beneficial Ownership

	Class A		Class B
	Common Stock		Common Stock		% Total
		% of		% of	Voting
Name and Address(1)	Shares	Class	Shares	Class	Power(2)
W. Marvin Rush(3)	135,495	*	4,156,074	38.3	33.9
Dimensional Fund Advisors LP(4)	2,264,287	8.0	1,043,397	9.6	9.4
Wasatch Advisors, Inc.(5)	—	*	763,946	7.0	6.2
GAMCO Investors, Inc. et al(6)	—	—	743,021	6.8	6.1
FMR LLC(7)	5,022,038	17.7	—	—	2.0
Columbia Wanger Asset Management, L.P.(8)	3,117,400	11.0	—	*	1.3
Lord, Abbett & Co. LLC(9)	1,864,147	6.6	—	*	*
BlackRock, Inc.(10)	1,917,585	6.8	—	*	*
AXA Assurances I.A.R.D. Mutuelle (11)	1,487,917	5.3	—	*	*
Ronald J. Krause(12)	130,000	*	45,000	*	*
Harold D. Marshall(13)	128,756	*	—	*	*
Thomas A. Akin(14)	116,822	*	—	*	*
James C. Underwood	16,322	*	—	*	*
Gerald R. Szczepanski	8,756	*	—	*	*
W.M. “Rusty” Rush(15)	174,513	*	101,008	*	*
Martin A. Naegelin, Jr.(16)	98,752	*	6,502	*	*
Daryl J. Gorup(17)	79,918	*	—	*	*
Steven L. Keller(18)	30,910	*	877	*	*
All executive officers and directors as a group (15 persons, including the executive officers and directors listed above)	1,097,290	3.9	4,309,460	39.7	35.5

*	Represents less than 1% of the issued and outstanding shares of the respective class of Common Stock or total voting power.

(1)	Except as otherwise noted, the business address of the named beneficial owner is 555 IH-35 South, Suite 500, New Braunfels, Texas 78130.

(2)
Based on a total of (a) 26,527,691 shares of Class A Common Stock and 10,691,589 shares of Class B Common Stock outstanding on March 15, 2010, (b) 1,593,909 shares of Class A Common Stock and 173,630 shares of Class B Common Stock underlying vested options and options that will vest within 60 days of March 15, 2010 (collectively referred to herein as “Vested Options”), and (c) 196,595 shares of Class A Common Stock underlying unvested restricted stock awards as of March 15, 2010.

(3)
Includes (a) 2,749 shares of Class A Common Stock and 3,002,749 shares of Class B Common Stock held by 3MR Partners, L.P., of which W. Marvin Rush is the general partner, (b) 95,000 shares of Class A Common Stock and 48,499 shares of Class B Common Stock with respect to Vested Options, and (c) 22,668 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights. W. Marvin Rush is the beneficial owner of the shares held by 3MR Partners, L.P.

(4)
Dimensional Fund Advisors LP has (a) sole voting power of 2,237,544 shares of Class A Common Stock and sole voting power of 1,038,797 shares of Class B Common Stock, and (b) sole dispositive power of 2,264,287 shares of Class A Common Stock and sole dispositive power of 1,043,397 shares of Class B Common Stock. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. This information is based solely on information contained in a Schedule 13G/A4 and 13G/A3, filed with the SEC on February 10, 2010. Dimensional Fund Advisors LP is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Dimensional Fund Advisors LP.

(5)
Wasatch Advisors, Inc. has (a) sole voting power of 763,946 shares of Class B Common Stock, and (b) sole dispositive power of 763,946 shares of Class B Common Stock. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. This information is based solely on information contained in a Schedule 13G/A4, filed with the SEC on February 16, 2010. Wasatch Advisors, Inc. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Wasatch Advisors, Inc.

(6)
GAMCO Investors, Inc., together with certain affiliates and subsidiaries, has (a) sole voting power of 743,021 shares of Class B Common Stock, and (b) sole dispositive power of 743,021 shares of Class B Common Stock. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580-1435. This information is based solely on information contained in Schedule 13D/A2, filed with the SEC on December 29, 2009. Neither GAMCO Investors, Inc. nor its affiliates and subsidiaries listed in such Schedule 13D is affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by GAMCO Investors, Inc. and its affiliates and subsidiaries.

(7)
FMR LLC, together with certain affiliates and subsidiaries, has (a) sole voting power of 1,246,217 shares of Class A Common Stock, and (b) sole dispositive power of 5,022,038 shares of Class A Common Stock. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based solely on the information contained in a Schedule 13G/A6, filed with the SEC on February 12, 2010. Neither FMR LLC nor its affiliates and subsidiaries listed in such Schedule 13Gs is affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by FMR LLC and its affiliates and subsidiaries.

(8)
Columbia Wanger Asset Management, L.P. has (a) sole voting power of 2,964,500 shares of Class A Common Stock, and (b) sole dispositive power of 3,117,400 shares of Class A Common Stock. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. This information is based solely on the information contained in Schedule 13G/A4, filed with the SEC on January 27, 2010. Columbia Wanger Asset Management, L.P. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Columbia Wanger Asset Management, L.P.

(9)
Lord, Abbett & Co. LLC has (a) sole voting power of 1,601,002 shares of Class A Common Stock, and (b) sole dispositive power of 1,864,147 shares of Class A Common Stock. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302. This information is based solely on information contained in Schedule 13G/A6, filed with the SEC on February 12, 2010. Lord, Abbett & Co. LLC is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by Lord, Abbett & Co. LLC.

(10)
BlackRock, Inc. has (a) sole voting power of 1,917,585 shares of Class A Common Stock, and (b) sole dispositive power of 1,917,585 shares of Class A Common Stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based solely on information contained in Schedule 13G filed with the SEC on January 29, 2010. BlackRock, Inc. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by BlackRock, Inc.

(11)
AXA Assurances I.A.R.D. Mutuelle, together with certain affiliates and subsidiaries, has (a) sole voting power of 1,165,298 shares of Class A Common Stock, and (b) sole dispositive power of 1,487,917 shares of Class A Common Stock. The address of AXA Assurances I.A.R.D. is 26, rue Drouot, 75009 Paris, France. This information is based solely on information contained in Schedule 13G filed with the SEC on January 29, 2010. AXA Assurances I.A.R.D. is not affiliated with the Company or any member of the Company’s management. The Company does not know what natural person or other entity has the ultimate voting or investment control over the shares held by AXA Assurances I.A.R.D.

(12)	Includes 120,000 shares of Class A Common Stock with respect to Vested Options.

(13)	Includes 120,000 shares of Class A Common Stock with respect to Vested Options.

(14)	Includes 90,000 shares of Class A Common Stock with respect to Vested Options.

(15)
Includes (a) 131,451 shares of Class A Common Stock and 97,946 shares of Class B Common Stock with respect to Vested Options, and (b) 28,334 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(16)
Includes (a) 72,502 shares of Class A Common Stock and 3,502 shares of Class B Common Stock with respect to Vested Options, and (b) 11,334 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(17)
Includes (a) 60,650 shares of Class A Common Stock with respect to Vested Options, and (b) 8,104 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

(18)
Includes (a) 14,628 shares of Class A Common Stock and 877 shares of Class B Common Stock with respect to Vested Options, and (b) 5,540 shares of unvested restricted Class A Common Stock with regard to which the person indicated has voting rights.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors currently consists of seven directors, one of whom serves as our Chairman, one of whom serves as our President and Chief Executive Officer, and five of whom the Board of Directors has determined to be independent in accordance with the listing standards of the NASDAQ® Global Select Market. Applying these independence standards, the Board of Directors has determined that Messrs. Krause, Underwood, Marshall, Akin and Szczepanski are all independent directors. After due consideration, the Board of Directors has determined that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and they all meet the criteria for independence under the listing standards of the NASDAQ® Global Select Market. In particular, the Board of Directors considered Messrs. Krause’s, Marshall’s and Akin’s interest in the business transactions between the Company and Texstar National Bank described below under “Certain Relationships and Related Transactions.”
Seven directors (constituting the entire Board of Directors) are to be elected at the annual meeting to serve for a one-year term and until their successors are elected and qualified or their earlier resignation or removal. All of the nominees named below are current directors of the Company, have consented to be named as director nominees in this proxy statement and have indicated their intent to serve as a director if elected.

			Served as a
Name	Age	Positions and Offices with the Company	Director Since
W. Marvin Rush	71	Chairman and Director	1965
W.M. “Rusty” Rush	51	President, Chief Executive Officer and Director	1996
Ronald J. Krause	82	Director	1996
James C. Underwood	66	Director	2008
Harold D. Marshall	74	Director	1999
Thomas A. Akin	55	Director	2004
Gerald R. Szczepanski	61	Director	2008
Biographical information on the nominees is set forth below under “Further Information — Board of Directors, Executive Officers and Nominees for Board of Directors.”
If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board of Directors may nominate, unless the Board of Directors resolves to reduce the number of directors to serve on the Board of Directors and thereby reduce the number of directors to be elected at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF
THE ABOVE DIRECTOR NOMINEES.
Committees of the Board of Directors
The business of the Company is managed under the direction of the Board of Directors. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are the three standing committees of the Board of Directors. The charters for the three standing Board committees are available at the “Investor Relations — Corporate Governance” section of the Company’s website at www.rushenterprises.com.
Audit Committee
In 2009, the Company’s Audit Committee consisted of the following directors: Thomas A. Akin, Chairperson of the Audit Committee, Ronald J. Krause, Harold D. Marshall, James C. Underwood and Gerald R. Szczepanski. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market and applicable SEC rules and regulations. The Board of Directors has also determined that each member of the Audit Committee is financially literate and that Mr. Thomas A. Akin has the attributes of an “Audit Committee Financial Expert,” as defined in applicable SEC regulations. The Audit Committee met six times during 2009.
As set forth in more detail in the Audit Committee charter, the Audit Committee’s purpose is to assist the Board of Directors in its oversight responsibilities related to the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The specific responsibilities of the Audit Committee include:
•
Reviewing and discussing with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations therein;

•	Appointing, compensating, overseeing and terminating the Company’s independent registered public accounting firm;
•	Approving all audit and non-audit services to be provided by the independent registered public accounting firm;
•	Reviewing the integrity of the Company’s external financial reporting processes and internal controls over financial reporting;
•
Reviewing and approving all related-person transactions (as defined by the SEC) as required by the SEC and the NASDAQ® Global Select Market, and periodically reassessing these transactions to ensure their continued appropriateness;

•	Discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•
Reviewing periodically with the General Counsel or Chief Compliance Officer, as applicable, legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance with applicable rules and regulations, and any material reports or inquiries received from regulators or governmental agencies;

•	Preparing the Audit Committee Report for inclusion in the Company’s annual proxy statements; and
•	Complying with all other responsibilities and duties set forth in the Audit Committee charter.

For more information regarding the Audit Committee, please refer to the Audit Committee Report contained in this proxy statement.
Compensation Committee
In 2009, the Company’s Compensation Committee consisted of the following directors: Harold D. Marshall, Chairperson of the Compensation Committee, Ronald J. Krause, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market. The Compensation Committee met five times during 2009.
The specific responsibilities of the Compensation Committee include:
•	Administering the Company’s compensation philosophy and programs and reviewing and modifying such philosophy and programs, as necessary;
•
Reviewing and approving all compensation for the Company’s directors and executive officers, including the Company’s Chief Executive Officer, and supervising all bonus and equity-based compensation awards to all Company employees;

•	Supervising the administration of the Company’s incentive compensation and equity-based compensation plans;
•	Overseeing, reviewing and discussing with management the preparation of the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement;
•	Preparing the Compensation Committee Report for inclusion in the Company’s proxy statement; and
•	Complying with all other responsibilities and duties set forth in the Compensation Committee charter.
The Compensation Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, when appropriate and in accordance with applicable rules and regulations. The Compensation Committee may also engage compensation consultants and other advisors, from time to time, to advise the Compensation Committee on executive compensation practices and policies or any other matters within the scope of its charter.
Nominating and Governance Committee
In 2009, the Company’s Nominating and Governance Committee consisted of the following directors: Ronald J. Krause, Chairperson of the Nominating and Governance Committee, Harold D. Marshall, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market. The Nominating and Governance Committee met four times during 2009.
The specific responsibilities of the Nominating and Governance Committee include:
•	Identifying individuals believed to be qualified to become members of the Board of Directors and recommending qualified individuals to the Board of Directors to stand for election as directors;
•	Recommending individuals to fill vacancies on the Board of Directors;

•	Identifying and recommending directors qualified to fill vacancies on any committee of the Board of Directors;
•	Making recommendations to the Board of Directors from time to time regarding changes to the size of the Board of Directors or any committee thereof;
•	Developing, reviewing and reassessing the adequacy of corporate governance guidelines for the Company;
•	Assessing annually the performance of the Board of Directors and receiving comments from all directors related to such annual performance review;
•	Developing succession planning policies and principles for the Company’s Chief Executive Officer; and
•	Complying with all other responsibilities and duties set forth in the Nominating and Governance Committee charter.
Board Leadership Structure
Our Board of Directors separates the roles of Chairman of the Board and Chief Executive Officer; however, both offices are executive officer positions within the Company. W. Marvin Rush founded the Company in 1965. He served as President from its inception until November 1995 when he began his service as Chairman of the Board and Chief Executive Officer of the Company. In 2006, he resigned his position as Chief Executive Officer, but continues to serve as Chairman of the Board. Pursuant to our Amended and Restated Bylaws, our Chairman of the Board is an executive officer of the Company.
The Board of Directors believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. Consequently, the Board of Directors has determined that W. Marvin Rush is best positioned to serve as Chairman of the Board. As the founder of the Company, W. Marvin Rush is familiar with the Company’s business and industry and can lead the Company and the Board of Directors in identifying and prioritizing the Company’s strategies and initiatives. W.M. “Rusty” Rush’s responsibility as the Chief Executive Officer is to manage the Company’s overall business, including ensuring the effective implementation of corporate strategy; ensuring financial and operational objectives are attained; and participating in the day-to-day operational issues related to sales, dealership operations, and personnel.
W. Marvin Rush serving as Chairman of the Board and W.M. “Rusty” Rush serving as Chief Executive Officer demonstrates to the Company’s manufacturers, customers and shareholders that the Company is under strong leadership.
Our Board of Directors does not have a designated “lead independent director.” The Board of Directors has determined that the appointment of a lead independent director is not necessary at this time due to the lengthy experience that a majority of the directors have working with the Chairman and because each of the independent directors play an active role in Board matters. Notwithstanding the above, the Company’s non-management directors communicate frequently and hold regular executive sessions, with the appropriate non-management director presiding over each such meeting depending on the topics to be discussed.
Communications with Directors
The Board of Directors welcomes input and suggestions from shareholders and other interested parties by mail at Rush Enterprises, Inc., 555 IH-35 South, New Braunfels, Texas 78130 or through the Company’s Ethics and Compliance Hotline at (877) 888-0002. Interested parties may direct their input or suggestions to specific directors, Board committees, or all of the members of the Board of Directors.

To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may anonymously and, to the extent provided by law, confidentially contact the Audit Committee by calling the Company’s Ethics and Compliance Hotline at the number above.
Code of Conduct for Employees and Directors
The Company has adopted the Rush Driving Principles, a code of conduct that applies to all Company officers, directors and employees. The Rush Driving Principles is available at the “Investor Relations-Corporate Governance” section of the Company’s website at www.rushenterprises.com.
Code of Ethics for Senior Financial Officers
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and other employees performing similar functions, including the Principal Accounting Officer. Only the Board of Directors (or the Audit Committee or other appropriate committee thereof) can amend or grant waivers from the provisions of the Code of Ethics for Senior Financial Officers, and any such amendments or waivers will be promptly posted on the Company’s website, or otherwise disclosed as required by applicable laws, rules or regulations. The Code of Ethics for Senior Financial Officers is available at the “Investor Relations — Corporate Governance” section of the Company’s website.
Shareholder Nominations of Candidates for Director
The Nominating and Governance Committee will consider all candidates for director properly recommended by shareholders. The Nominating and Governance Committee, in its sole discretion, will determine whether candidates recommended by shareholders are qualified to become a member of the Board of Directors. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, Chairman, Chief Executive Officer, other executive officers, third-party search firms and other sources.
Any shareholder wishing to submit a candidate for the Nominating and Governance Committee’s consideration should send the following information to Rush Enterprises, Inc., 555 IH-35 South, New Braunfels, Texas 78130, Attn: Derrek Weaver:
•	The shareholder’s name, number and class of shares of our Common Stock owned, length of period held and proof of ownership;
•	Name, age and address of the candidate;
•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (i.e., memberships on other boards and committees, charitable foundations, etc.);

•
Any information relating to the candidate that is required by the rules and regulations of the NASDAQ Stock Market and the SEC to be disclosed in the solicitation of proxies for election of directors; and

•	A description of any arrangements or understandings between the shareholder and the candidate.
Minimum Qualifications for Director Nominees and Board Member Attributes
Persons considered for Board positions should, at a minimum, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. To comply with regulatory requirements, a majority of the Board members must qualify as independent members under the listing standards of the NASDAQ® Global Select Market, all of the members of the Audit Committee must be financially literate, and one or more members of the Company’s Audit Committee must qualify as an “Audit Committee Financial Expert” as such term is defined by applicable regulations of the SEC.

Identification and Evaluation of Director Candidates
The Nominating and Governance Committee strives to identify future potential directors sufficiently in advance so that the Nominating and Governance Committee can provide both the candidates and the Company the opportunity to evaluate one another and potential Board service over a period of time. With respect to potential Board candidates identified by management, individual directors, shareholders or others, the Nominating and Governance Committee makes a preliminary review of the candidate’s background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate. If a consensus is reached by the Nominating and Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve. The Nominating and Governance Committee conducts in-person interviews and may invite other Board members or senior Company officers or managers to interview the candidate to assess his or her overall qualifications. In the context of the current composition and needs of the Board of Directors and its committees, the Nominating and Governance Committee considers factors such as independence, judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an officer of a publicly traded company, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees thereof. Although we do not have a formal diversity policy in place for the Board nomination process, an important factor in the Nominating and Governance Committee’s consideration and assessment of a candidate is the diversity of the candidate’s background, viewpoints, training, professional experience, education and skill set.
At the conclusion of this process, the Nominating and Governance Committee reaches a conclusion and reports the results of its review to the full Board of Directors. The report includes a recommendation whether the candidate should be nominated for election to the Board of Directors. This procedure is the same for all candidates, including director candidates identified by shareholders.
Policies Affecting Members of the Board of Directors
Members of the Company’s Board of Directors are prohibited from serving on the board of directors of more than four public companies. Additionally, if a member of the Board of Directors changes jobs, he is required to submit a letter of resignation to the Chairman of the Board. Upon submission of the letter of resignation, the remaining members of the Board of Directors shall consider whether to accept such director’s resignation based upon the circumstances surrounding such director’s job change. Members of the Board of Directors that are elected or appointed after February 28, 2009 will be required to retire at age 72.
Effective February 27, 2009, Members of the Company’s Board of Directors who are not also officers of the Company are expected to own and hold 15,000 shares of the Company’s Common Stock. Each current director will be given five years to comply with these stock ownership guidelines and any new directors will be given five years from the date they are first appointed or elected to the Board of Directors to comply with these stock ownership guidelines. Until the stock ownership guideline is achieved, each director is encouraged to retain at least 25 percent of net shares obtained through the Company’s stock incentive plans. Net shares are the number of shares from the exercise of stock options or the vesting of restricted stock, less the number of shares the director sells to cover any exercise price of equity awards or tax withholding obligations.

Meetings of the Board of Directors
During 2009, the Board of Directors met eight times. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of which he was a member. The Board of Directors regularly schedules a Board meeting to occur the day of the Annual Meeting of Shareholders. Although the Company has no formal policy on director attendance at Annual Meetings of Shareholders, this scheduling facilitates their attendance. All of the directors attended the Company’s 2009 Annual Meeting of Shareholders and all directors currently in office are expected to attend the 2010 Annual Meeting of Shareholders.
The non-management directors hold executive sessions at least two times per year following regularly scheduled Board meetings. Different non-management directors preside over these executive sessions depending on the topics to be discussed.
Board’s Role in Risk Oversight
The Board of Directors is responsible for the Company’s risk-oversight function. The Board of Directors, with the assistance of its standing committees, Chairman of the Board, Chief Executive Officer, Executive Vice President, Chief Financial Officer, and General Counsel regularly identifies, evaluates and discusses the material enterprise risks that could impact the Company’s operations and tactical and strategic decisions. These enterprise risks include operational, financial, legal, regulatory, market, and reputational risks.
The Board of Directors oversees planning and responding to risks arising from changing business conditions or the initiation of new services or products. The Board of Directors also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and governmental authorities, and overseeing management’s conformance with internal policies and controls addressing the material enterprise risks of the Company’s activities. The Board of Directors receives periodic reviews of the Company’s risk management policies and controls.
The Board of Directors believes its risk oversight function is enhanced by the Company’s Board leadership structure. As a result of the Chairman of the Board having an in-depth knowledge of the Company’s operations and industry, the Board of Directors is able to assess the Company’s material enterprise risks from a more holistic perspective and manage and monitor the most material enterprise risks as close as reasonably possible to the level where functional decisions are made.
Risk — Related Compensation Policies and Practices
As part of its annual review of the executive compensation program, the Compensation Committee assessed the risk profile of its executive and non-executive compensation programs. With the assistance of the Chairman of the Board, Chief Executive Officer, Executive Vice President, Chief Financial Officer and General Counsel, the Compensation Committee evaluated the potential material risks associated with its executive and non-executive compensation programs, including: external market reference; pay mix; selection of performance metrics; goal-setting process; and the Company’s checks and balances on the payment of compensation. This process enabled the Compensation Committee to consider if any of the Company’s current compensation programs, practices or procedures should be altered in order to ensure that an appropriate balance between competitive pay and prudent risk is maintained. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:
•
the pay mix including fixed and variable compensation, including the use of fixed cash compensation (i.e., base salary) and variable incentive compensation (i.e., cash performance bonuses and equity incentive awards);

•	stock ownership guidelines;
•	the oversight of equity compensation plans by the Compensation Committee; and
•	the high level of Board involvement in approving material investments and capital expenditures.

Based on this analysis, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Director Compensation
The Board of Directors, upon the recommendation of the Compensation Committee, approves annual compensation for non-employee directors. In approving non-employee director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.
The Company’s 2009 non-employee director compensation structure, described in more detail below, consisted of (a) cash compensation in the form of annual retainer(s) and meeting fees; (b) equity compensation in the form of stock awards of the Company’s Class A Common Stock; and (c) use of a Company-owned automobile by one or more non-employee directors.
Annual Retainer and Meeting Fees
The 2009 annual retainer and meeting fees were as follows:
•	Each non-employee director received an annual cash retainer of $30,000 for service on the Board of Directors;
•
The Chairperson of the Compensation Committee and the Chairperson of the Nominating and Governance Committee each received an additional annual cash retainer of $5,000. The Chairperson of the Audit Committee received an additional annual cash retainer of $10,000; and

•
Each non-employee director also received a fee of $1,000 for attendance at each meeting of the Board of Directors and an additional $1,000 for attendance at each meeting of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

Based upon the Compensation Committee’s subjective assessment of competitive pay information for non-employee directors in 2009, the Board of Directors reduced the meeting fees from $1,500 to $1,000 for each meeting of the Board of Directors and its three standing committees.
Stock Awards
Each non-employee director who served during 2009 received an outright grant of 8,756 shares of the Company’s Class A Common Stock, which was valued at the time of grant of $100,000. Based upon the Compensation Committee’s subjective assessment of competitive pay information for non-employee directors, the Board of Directors reduced the non-employee directors’ 2009 stock grant by $25,000 from the 2008 level. The stock awards were granted under the Amended and Restated 2006 Non-Employee Director Stock Option Plan.

Company Vehicle
In 2009, each non-employee director, except for Mr. Szczepanski, was granted use of a vehicle that was owned and insured by the Company.
The following table provides information of compensation paid to our non-employee directors that served during 2009:
2009 DIRECTOR COMPENSATION TABLE

			All other
	Fees Earned or	Stock	Compensation
Name	Paid in Cash ($)	Awards ($)(1)	($)(2)	Total ($)
W. Marvin Rush(3)	—	—	—	—
W.M. “Rusty” Rush(3)	—	—	—	—
Ronald J. Krause	58,000	100,000	18,024	176,024
Harold D. Marshall	57,000	100,000	47,919	204,919
Thomas A. Akin	63,000	100,000	9,456	172,456
James C. Underwood	51,000	100,000	15,228	166,228
Gerald R. Szczepanski	49,000	100,000	—	149,000

(1)
These amounts reflect the aggregate grant date fair value of the Class A stock awards granted in 2009 computed in accordance with Accounting Standards Codification 718, “Stock Compensation” (formerly FASB Statement No. 123(R)), except no assumptions for forfeitures were included. The grant date fair value of the Class A stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market. As of December 31, 2009, Mr. Krause held 120,000 Class A stock options, Mr. Marshall held 120,000 Class A stock options, and Mr. Akin held 90,000 Class A stock options.

(2)
The amounts reflect (a) for Mr. Krause the incremental cost of his personal use of a Company-owned vehicle during 2009; (b) for Mr. Marshall (i) the incremental cost of his personal use of a Company-owned vehicle during 2009, and (ii) the incremental cost of personal use of Company-owned aircraft by Mr. Marshall and his family members, totaling $28,863; (c) for Mr. Akin the incremental cost of his personal use of a Company-owned vehicle during 2009; and (d) for Mr. Underwood the incremental cost of his personal use of a Company-owned vehicle during 2009. Additionally, non-employee directors received automobile insurance under the Company’s fleet insurance policy during 2009. Because the Company did not incur any incremental costs in providing the insurance, no value is attributed to the non-employee directors for this perquisite in the table.

The incremental cost of personal use of a Company-owned automobile is equal to the depreciation expense recognized by the Company for the automobile in 2009.

See footnote 4 of the 2009 Summary Compensation Table included in this proxy statement for a discussion of the calculation of the incremental cost of personal use of Company-owned aircraft.

(3)
Only non-employee directors are eligible to receive compensation for their service as a director of the Company. Accordingly, W. Marvin Rush, the Company’s Chairman, and W.M. “Rusty” Rush, the Company’s President and Chief Executive Officer, are not entitled to any director compensation. See the 2009 Summary Compensation Table for a discussion of W. Marvin Rush’s and W.M. “Rusty” Rush’s 2009 compensation.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the annual meeting. E&Y, through the process of reauditing the Company’s 2000 and 2001 consolidated financial statements, has served as the Company’s independent public accounting firm for the fiscal years 2000 through 2009 and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of E&Y, the Audit Committee may reconsider their appointment.
Representatives of E&Y will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2010.
Audit Committee Report
Notwithstanding anything to the contrary in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee’s function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee has completed the following:
•	Reviewed and discussed the audited financial statements with management;
•
Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
Audit Committee of the Board of Directors
Thomas A. Akin, Chairperson
Ronald J. Krause
Harold D. Marshall
James C. Underwood
Gerald R. Szczepanski
Audit and Non-Audit Fees
The Audit Committee has a policy that provides for preapproval of audit, audit-related and non-audit services performed by the independent registered public accounting firm to ensure that the provision of non-audit services do not impair the independent registered public accounting firm’s independence. The Audit Committee will annually review and preapprove services (“General Preapproval”) that may be provided by the independent auditors without specific approval from the Audit Committee at the time such services are actually performed. Unless a type of service to be provided by the independent auditors receives General Preapproval, it requires specific approval of the Audit Committee before the independent auditors may commence such services. Any services that would exceed preapproved cost levels under the policy would similarly require specific approval of the Audit Committee before being performed at the higher cost level.
The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2008, and December 31, 2009, and fees billed for other services rendered by E&Y during those periods. All of the fees presented below were preapproved by the Audit Committee.

	2008	2009
Audit Fees(1)	$380,000	$380,000
Audit-Related Fees(2)	—	—
Tax Fees (3)	162,750	227,000
All Other Fees(4)	—	—

Total	$542,750	$607,000

(1)
Audit fees consisted principally of professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2008 and 2009, the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the years ended December 31, 2008 and 2009 and fees related to the audits of the Company’s internal control over financial reporting.

(2)	There are no additional audit-related fees for professional services rendered by E&Y in 2008 and 2009 that are not reported under “Audit Fees.”

(3)	Tax fees consisted principally of professional services rendered for tax compliance and reporting.

(4)	There are no fees for products and services rendered by E&Y in 2008 and 2009 other than the services reported under “Audit Fees” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered whether the non-audit services provided by E&Y, including the services rendered in connection with tax compliance and reporting, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of E&Y as the Company’s independent registered public accounting firm.
PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
RUSH ENTERPRISES, INC. 2007 LONG-TERM INCENTIVE PLAN
We are asking the Company’s shareholders to approve the amendment and restatement of the Company’s 2007 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) to increase the number of shares of Class A Common Stock that we may issue under the Long-Term Incentive Plan by 2,000,000 shares from 2,550,000 shares (adjusted for the 3-for-2 stock split effected on October 10, 2007) to 4,550,000 shares. The Long-Term Incentive Plan was last approved by the Company’s shareholders at the Company’s 2007 Annual Meeting of Shareholders.
Our Board of Directors has adopted, subject to shareholder approval, the amendment and restatement of the Long-Term Incentive plan to provide us the continued ability to grant a variety of equity awards as a valuable tool to help attract, motivate, and retain eligible employees and consultants of the Company. The Board of Directors has determined that we should add 2,000,000 shares of the Company’s Class A Common Stock to the total shares available under the Long-Term Incentive Plan to ensure that the Company can continue to grant equity incentive awards at levels deemed appropriate by the Compensation Committee and the Board of Directors. Currently, the Company may grant shares of Class A Common Stock and Class B Common Stock under the Long-Term Incentive Plan; however, the Company is not proposing to increase, and, therefore, is not soliciting its shareholders to approve any increase in, the number of shares of Class B Common Stock that may be issued under the Long-Term Incentive Plan.
In connection with the adoption of the amendment and restatement of the Long-Term Incentive Plan, the Board of Directors has authorized, subject to shareholder approval of the amendment and restatement of the Long-Term Inventive Plan, an amendment to the Company’s Amended and Restated 2006 Non-Employee Director Stock Plan (the “Director Stock Plan”), to reduce the number of shares reserved for issuance under that plan by 1,000,000 shares of Class A Common Stock to help offset the dilutive impact created by the adoption of the amendment and restatement of the Long-Term Incentive Plan, which will reduce the number of shares available for grant under to the Director Stock Plan to 500,000 shares of Class A Common Stock.
A number of other technical amendments are included in the amendment and restatement of the Long-Term Incentive Plan (mostly related to compliance with Section 409A of the Code); however, these other technical amendments are not conditioned on shareholder approval.
If our shareholders fail to approve the amendment and restatement of the Long-Term Incentive Plan to increase the number of shares of Class A Common Stock that we may issue under the Long-Term Incentive Plan by 2,000,000 shares, the current Long-Term Incentive Plan (prior to the proposed amendment and restatement) will remain in effect except that the shares of Class A Common Stock that may be issued thereunder will not be increased by 2,000,000 shares.

Introduction
The objectives of the Long-Term Incentive Plan are to (a) optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of participants to those of the Company’s shareholders; (b) provide participants with incentives for excellence in individual performance; (c) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants who make significant contributions to the Company’s success; and (d) allow participants to share in the success of the Company. The Long-Term Incentive Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards.
The Board of Directors believes that the Company’s long-term success is dependent upon motivating, attracting, and retaining its key employees and consultants, and aligning the interests of such individuals with those of the Company’s shareholders.  The amendment and restatement of the Long-Term Incentive Plan provides the Compensation Committee the flexibility to continue to make competitive grants to its key employees and consultants as part of the Company’s overall compensation program.
As of April 1, 2010, we had an aggregate of 4,050,000 and 450,000 shares of Class A and Class B Common Stock, respectively, available for grant under our equity incentive plans, consisting of (a) 2,550,000 (adjusted for the 3-for-2 stock split effected on October 10, 2007) and 450,000 shares of Class A and Class B Common Stock, respectively, available under the Long-Term Incentive Plan and (b) 1,500,000 shares of Class A Common Stock available for grant under the Director Stock Plan. As of April 1, 2010, (a) we have granted stock options for 1,678,840 shares of Class A Common Stock and restricted stock awards for 273,430 shares of Class A Common Stock under the Long-Term Incentive Plan; (b) we have granted stock options for 90,000 shares of Class A Common Stock, net of forfeitures and restricted stock awards for 74,044 shares of Class A Common Stock under the Director Stock Plan; and (c) there remains 620,765 and 450,000 shares of Class A and Class B Common Stock, respectively, available for future awards under the Long-Term Incentive Plan, and 1,335,956 shares of Class A Common Stock available for future awards under the Director Stock Plan.
If the amendment and restatement of the Long-Term Incentive Plan is approved by our shareholders at the Annual Meeting, (a) 2,620,765 and 450,000 shares of Class A and Class B Common Stock, respectively, will be available for future awards under Long-Term Incentive Plan, and (b) and 335,956 shares of Class A Common Stock will be available for future awards under the Director Stock Plan.
The closing sale price of the Company’s Class A and Class B Common Stock on the NASDAQ® Global Select Market on April 1, 2010 was $13.71 and $12.26 per share, respectively.
Key Features of the Plan
•
Limitation on shares requested.  The current maximum number of shares of Class A Common Stock that awards may be granted under the Long-Term Incentive Plan is 2,550,000 shares.  Under the proposed amendment and restatement of the Long-Term Incentive Plan, the number of Class A Common Stock would be increased to 4,550,000 shares. This represents 17% of our outstanding Class A Common Stock as of April 1, 2010. To help offset the dilutive impact created by the adoption of the amendment and restatement of the Long-Term Incentive Plan, the Company will reduce the number of shares reserved for issuance under the Director Stock Plan by 1,000,000 shares of Class A Common Stock if the amendment and restatement of the Long-Term Incentive Plan is approved by our shareholders.

•	Limitation on term of stock option awards. The term of each stock option will not exceed ten years.

•
No repricing or grant of discounted stock options.  The Long-Term Incentive Plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award agreement or by substituting a new award at a lower price.  The plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of the Company’s respective class of Common Stock, as applicable, on the date of grant.

Plan Summary
The material provisions of the Long-Term Incentive Plan, as proposed to be amended and restated pursuant to this Proposal 3, are summarized below.  This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendment and restatement of the Long-Term Incentive Plan attached as Appendix A to this proxy statement.
General
The Long-Term Incentive Plan permits the grant to eligible participants of cash and equity-based incentive compensation opportunities, including stock options, SARs, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards. Each award will be evidenced by an award agreement.
Duration of the Plan
The Long-Term Incentive Plan, as proposed to be amended and restated pursuant to this Proposal 3, will be effective on the date that the amendment and restatement of the Long-Term Incentive Plan is approved by our shareholders, and, generally, will terminate on the ten-year anniversary thereof.
Administration
The Long-Term Incentive Plan is administered by the Compensation Committee; provided, that, the Board of Directors may, in its sole discretion, make awards under the plan.  Subject to the terms of the plan, the Compensation Committee has authority to (a) select the individuals who may participate in the plan, (b) determine the sizes and types of awards that are granted under the plan; (c) determine the terms and conditions of awards in a manner consistent with the plan; (d) construe and interpret the plan and any award agreement or other agreement or instrument entered into or issued under the plan; (e) establish, amend, or waive rules and regulations for the plan’s administration; (f) amend the terms and conditions of any outstanding award; (g) establish a program pursuant to which designated participants may receive an award under the plan in lieu of compensation otherwise payable in cash; and (h) make all other determinations that may be necessary or advisable for the administration of the plan. The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.
Shares Covered by the Plan
Under the plan, as proposed to be amended and restated pursuant to this Proposal 3, the Company may issue a total of 4,550,000 shares of Class A Common Stock and 450,000 shares of Class B Common Stock, subject to adjustments as provided in the plan.  The following shares are not taken into account in applying these limitations: (a) shares covered by the unexercised portion of an option or SAR that terminates, expires, is canceled, or is settled in cash, (b) shares forfeited or repurchased under the plan, (c) shares covered by awards that are forfeited, canceled, terminated, or settled in cash, (d) shares used or withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting, or settlement of an award, and (e) shares subject to SARs or a similar award but not actually delivered in connection with the exercise or settlement of the award.

Individual Award Limitations
The maximum aggregate number of shares that may be granted to any one participant in any one year under the plan is 100,000 with respect to stock options or SARs, 100,000 with respect to restricted stock or restricted stock units, and 100,000 with respect to performance shares or performance units.  The maximum aggregate amount of cash that may be received by any one participant in any one year with respect to cash incentive awards is $5,000,000.
Eligibility
Awards may be made under the plan to any employee or consultant of the Company or its subsidiaries.  Currently, there are approximately 2,400 individuals eligible to participate in the plan.  For purposes of the plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50% and any entity in which the Company holds a direct or indirect ownership interest of less than 50%, but which, in the discretion of the Compensation Committee, is treated as a subsidiary for purposes of the plan.
Forms of Awards
Stock Options and SARs.  The Company may grant stock options that qualify as “incentive stock options” (“ISOs”) under Section 422 of Code, as well as stock options that do not qualify as ISOs.  Only employees of the Company or a subsidiary may be granted ISOs.  The Company may also grant stock appreciation rights.  In general, a SAR gives the holder the right to receive the appreciation in value of the respective class of shares of our Common Stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised.  The per share exercise price of a stock option and the per share base value of a SAR may not be less than the fair market value of the respective class of our Common Stock on the date the option or SAR is granted.  Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent shareholders: in this case, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value of the respective class of our Common Stock on the date the option is granted.
The Compensation Committee may impose such exercise, forfeiture, and other terms and conditions as it deems appropriate with respect to stock options and SARs.  The exercise price of stock options may be paid (a) in cash or its equivalent, (b) at the discretion of the Compensation Committee, in shares of Class A or Class B Common Stock having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee (which shares may be previously owned or may be shares that would otherwise have been issuable upon exercise of the option if the exercise price had been paid in cash), (c) at the discretion of the Compensation Committee, partly in cash (or its equivalent) and partly in shares of Class A or Class B Common Stock, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares being purchased, or (e) through such other means as shall be prescribed in the award agreement or by the Compensation Committee or the Board of Directors. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.
The Compensation Committee may establish such exercise and other conditions applicable to a stock option or SAR following the termination of the participant’s employment or other service with the Company and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.
Restricted Stock and Restricted Stock Units.  The Compensation Committee may grant participants restricted stock awards under the plan. The Compensation Committee shall impose such conditions and/or restrictions on any shares of restricted stock as the Compensation Committee may determine including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, or restrictions under applicable federal or state securities laws. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

The Compensation Committee may grant participants restricted stock units under the plan, which generally consist of the right to receive shares of Common Stock or cash, as determined by the Compensation Committee, in the future. Each restricted stock unit shall have the value of one respective share of Class A or Class B Common Stock, as applicable. Grants of restricted stock units will be subject to the terms and conditions as the Compensation Committee may impose, including without limitation, continuing employment or service for a specified period of time or satisfaction of specified performance criteria.
Unless the Compensation Committee determines otherwise in its discretion, the holder of restricted stock units will not have any rights of a shareholder (including, without limitation, dividend rights and voting rights) with respect to shares of Class A Common Stock or Class B Common Stock covered by the restricted stock units.
Unless the Compensation Committee determines otherwise, shares of non-vested restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.
Other Awards.  The plan gives the Compensation Committee broad discretion to grant other types of equity-based and cash incentive awards, including performance units, performance shares, dividend equivalents, cash incentive awards, and the payment of Class A or Class B Common Stock in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the plan, the Compensation Committee, in its sole discretion, shall determine the terms and conditions of such other awards.
Performance-Based Awards.  The Compensation Committee may also grant performance-based awards under the plan.  In general, performance-based awards provide for the payment of cash and/or shares of Class A or Class B Common Stock upon the achievement of predetermined performance objectives established by the Compensation Committee.  Performance objectives may be based upon any one or more of the following business criteria:
•	income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);
•	return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
•	cash flow thresholds;
•	cash flow return on investments, which equals net cash flows divided by owners equity;
•	gross revenues;
•	sales results;
•	market share results;
•	market value added;
•	debt measures (including, without limitation, debt multiples);
•	economic value added; or
•	share price (including, but not limited to, growth measures and total shareholder return).

The above performance objectives may be applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate.  The above performance objectives may be expressed in absolute or relative terms.
The Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objective; provided that awards that are designed to qualify for the “performance-based compensation” exemption from the deduction limitation provisions of Section 162(m) of the Code may not be adjusted upward (although the Compensation Committee shall retain the discretion to adjust such awards downward). In the case of any award that is granted subject to the condition that a specified performance objective be achieved, no payment under such award shall be made prior to the time that the Compensation Committee certifies in writing that the performance objective has been achieved.
Deferrals
The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Class A or Class B Common Stock that would otherwise be due under an award, provided that the deferral arrangement satisfies the applicable election, distribution timing and other requirements of Section 409A of the Code.
No Right to Employment or Participation
The plan shall not interfere with or limit in any way the right of the Company or of any subsidiary to terminate any employee’s or consultant’s employment or service at any time, and the plan shall not confer upon any employee or consultant the right to continue in the employ or service of the Company or of any subsidiary. No employee or consultant shall have the right to be selected to receive an award or, having been so selected, to be selected to receive a future award.
Adjustments of Awards
Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Company will adjust (a) the number of shares of Class A and Class B Common Stock that may be issued under the plan, (b) the number of shares of Class A and Class B Common Stock that may be covered by awards made to an individual in any calendar year, and (c) the number and price of shares of Class A and Class B Common Stock subject to outstanding awards, as may be determined to be appropriate and equitable by the Compensation Committee, in its discretion, to prevent dilution and enlargement of the benefits available under the plan and the rights of participants.
Change of Control
In the event of a change of control of the Company, the Board of Directors may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such change of control; or (b) if, as part of a change of control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Class A or Class B Common Stock (whether or not such Exchange Stock is the sole consideration), the Board of Directors may direct that all options and SARs for shares of Class A or Class B Common Stock that are outstanding at the time of the change of control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board of Directors, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a change of control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Generally, any outstanding options and SARs that are not exercised prior to certain transactions, including a merger where the Company is not the surviving entity, a liquidation or a sale of all or substantially all of the Company’s assets, will thereupon terminate.

For purposes of the Long-Term Incentive Plan, a change of control, unless otherwise defined by the Compensation Committee, means
•	Any person (other than W. Marvin Rush or W.M. “Rusty” Rush) is or becomes a beneficial owner of securities of more than 30% of the combined voting power of the Company’s then outstanding securities;
•
At any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

•
The Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•	The Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.
Amendment and Termination of the Plan
Subject to the terms of the plan, the Compensation Committee may at any time and from time to time, alter, amend, suspend, or terminate the plan in whole or in part; provided that, unless the Compensation Committee specifically provides otherwise, any revision or amendment that would cause the plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.
U.S. Federal Income Tax Consequences
Stock Options and SARs
The grant of a stock option or SAR under the Long-Term Incentive Plan is not a taxable event to the participant for federal income tax purposes.  In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares.  The amount of ordinary income realized upon the exercise of a SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price.  The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR.  The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise.  Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax.  Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO.  If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss.  If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain.  The Company is not entitled to a deduction with respect to the exercise of an ISO; however, in general, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one and two-year holding period requirements described above.
Restricted Stock Awards and Restricted Stock Units
In general, a participant will realize ordinary income with respect to Common Stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction.  The participant’s tax basis in the shares will be equal to the ordinary income so recognized.  Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.
A participant may make an “early income election” within 30 days of the receipt of restricted shares of Common Stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares.  In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares.  The Company’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.
A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of the respective class of Common Stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Company will generally be entitled to a tax deduction at that time.  The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.
Other Awards
Other awards will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards.  Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code
Section 162(m) of the Code (“Section 162(m)”) generally allows the Company to obtain tax deductions without limit for performance-based compensation.  The Company intends that options, and SARs, and contingent performance awards granted under the Long-Term Incentive Plan will qualify as performance-based compensation not subject to the $1 million deductibility limitations under Section 162(m).  A number of requirements must be met in order for particular compensation to so qualify. However, there can be no assurance that such compensation under the Long-Term Incentive Plan will be fully deductible under all circumstances.  In addition, other awards under the plan, such as time-vested restricted stock and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.
THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE LONG-TERM INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE.  THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS.
New Plan Benefits
The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted under the Long-Term Incentive Plan and, therefore, the Company is unable to determine the awards that will be granted in the future under the Long-Term Incentive Plan.  The following table sets forth the type and amount of awards that would have been granted to the named executive officers and the specified groups of individuals during the 2009 fiscal year had the amendment and restatement of the Long-Term Incentive Plan been in effect.
The awards in this table for the named executive officers are included in the 2009 Summary Compensation Table and in the 2009 Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards.

	2009	2009
	Stock Option	Restricted Stock
Name and Position	Awards (1)	Awards
W. Marvin Rush,	60,000	12,000
Chairman
W.M. “Rusty” Rush,	75,000	15,000
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	30,000	6,000
Executive Vice President
Daryl Gorup,	21,450	4,290
Senior Vice President – Dealership Operations
Steven L. Keller,	12,000	2,400
Vice President, Chief Financial Officer and Treasurer
All current executive officers as a group (10 people)	268,050	54,810
All current non-employee directors (4 people)	—	43,780
All employees except current executive officers as a group	349,380	45,965

(1)	Each of the option awards reported herein had an exercise price of $7.67. The Company’s Class A Common Stock had a closing sale price of $11.89 as of December 31, 2009.

Equity Compensation Plan Information
The Equity Compensation Plan Information Table provides information as of December 31, 2009 with respect to shares of Class A and Class B Common Stock that may be issued under our existing equity compensation plans, including the Director Stock Plan, the Long-Term Incentive Plan, The Rush Enterprises, Inc. Long-Term Incentive Plan, as amended (adopted by the Company’s shareholders in May 1996) and the Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan, as amended.
Class A Common Stock:

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
	outstanding options, warrants	price of outstanding options,	equity compensation plans as of
	and rights as of	warrants and rights as of	December 31, 2009 (excluding
	December 31, 2009	December 31, 2009	securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,120,282	$10.76	2,683,231
Equity compensation plans not approved by security holders	—	—	—

Total	3,120,282	—	2,683,231	(1)

(1)	Includes 2,683,231 shares that may be issued in the form of restricted stock under the Director Stock Plan and the Long-Term Incentive Plan.
Class B Common Stock:

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
	outstanding options, warrants	price of outstanding options,	equity compensation plans as of
	and rights as of	warrants and rights as of	December 31, 2009 (excluding
	December 31, 2009	December 31, 2009	securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	175,845	$3.98	450,000
Equity compensation plans not approved by security holders	—	—	—

Total	175,845	—	450,000	(1)

(1)	Includes 450,000 shares that may be issued in the form of restricted stock under the Long-Term Incentive Plan.
In considering whether to vote for approval of the amendment and restatement of the Long-Term Incentive Plan, you should be aware that the Company’s executive officers may receive awards under this plan in the future.  The approval of, or the failure to approve, the amendment and restatement of the Long-Term Incentive Plan will not affect the rights of existing holders or the awards previously granted under the Long-Term Incentive Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
RUSH ENTERPRISES, INC. 2007 LONG-TERM INCENTIVE PLAN

FURTHER INFORMATION

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR
BOARD OF DIRECTORS
Set forth below is information with respect to each director, executive officer and director nominee of the Company as of March 31, 2010.

Name	Age	Position
W. Marvin Rush	71	Chairman and Director
W.M. “Rusty” Rush	51	President, Chief Executive Officer and Director
Martin A. Naegelin, Jr.	46	Executive Vice President
Daryl J. Gorup	61	Senior Vice President — Dealership Operations
David C. Orf	60	Senior Vice President — Marketing, Fleets and Specialized Equipment
Steven L. Keller	40	Vice President, Chief Financial Officer and Treasurer
James E. Thor	52	Senior Vice President — Retail Sales
Scott Anderson	52	Senior Vice President — Finance and Insurance
Richard “Dick” Hall	71	Vice President — Insurance
Derrek Weaver	37	Vice President, General Counsel and Secretary
Ronald J. Krause	82	Director
James C. Underwood	66	Director
Harold D. Marshall	74	Director
Thomas A. Akin	55	Director
Gerald R. Szczepanski	61	Director
W. Marvin Rush founded the Company in 1965. He served as President from its inception until November 1995 when he began his service as Chairman of the Board of Directors and Chief Executive Officer of the Company. In 2006, he resigned his position as Chief Executive Officer, but continues to serve as Chairman of the Board. He served on the Peterbilt dealer council from 1984 until 1987 and was elected its Chairman in 1987. He was active on the PacLease Executive Committee from 1989 until 1992 and was Chairman in 1992. Other honors include the regional Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989. His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for 1993, 1994, 2000 and 2001.
The Board concluded that W. Marvin Rush should serve as a director of the Company in part due to the fact that he is the Company’s founder, which brings a great depth of Company and industry knowledge to the Board. Furthermore, W. Marvin Rush is the Company’s largest shareholder.

W.M. “Rusty” Rush has served as President of the Company since 1995 and Chief Executive Officer of the Company since 2006. Mr. W.M. “Rusty” Rush has overseen all day-to-day operations of the Company since 2001, when he was named the Company’s Chief Operating Officer. Mr. W.M. “Rusty” Rush served as Vice President and Executive Vice President of the Company from 1990 until November 1995 when he began his service as President of the Company.
The Board concluded that Mr. W.M. “Rusty” Rush’s years of experience at the Company in a variety of functions with increasing responsibility, have provided him with an in-depth understanding of the Company’s businesses and operations and given him insight into the Company’s strategic direction and leadership selection. As President and Chief Executive Officer, Mr. W.M. “Rusty” Rush is uniquely able to advise the Board on the opportunities and challenges of managing the Company, as well as its day-to-day operations and risks.
Martin A. Naegelin, Jr. has served as Executive Vice President of the Company since March 2007. He served as Vice President and Chief Financial Officer of the Company from January 1997 to March 2007. Mr. Naegelin was promoted to Senior Vice President in December 2001 and was named Secretary and Treasurer of the Company and Executive Vice President of Rush Equipment Centers in March 2003. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.
Daryl J. Gorup has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.
David C. Orf has served as Senior Vice President of Marketing, Fleets and Specialized Equipment Sales of the Company since 1996. Mr. Orf was the general manager of the Company’s Houston, Texas facilities from 1993 until 1996. Prior to joining the Company, Mr. Orf served as the southeast regional manager of Peterbilt Motors Company.
Steven L. Keller has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. Mr. Keller has been intimately involved in the Company’s finance and accounting functions since 1997, with responsibility for financial analysis and planning, business acquisitions, SEC reporting, investor relations and corporate taxes.  Prior to joining the Company, Mr. Keller, a Certified Public Accountant, worked in the San Antonio office of Ernst & Young LLP and obtained a Bachelor’s of Business Administration in accounting from St. Mary’s University in San Antonio, Texas.
James E. Thor has served as the Senior Vice President of Retail Sales of the Company since June 2004. Prior to joining the Company, Mr. Thor served for 14 years in various executive positions with Peterbilt Motors Company. In 1996, Mr. Thor was promoted to Director of U.S. Regional Sales of Peterbilt, prior to which he served as Regional Sales Manager and District Sales Manager.
Scott Anderson has served as Senior Vice President of Finance and Insurance of the Company since 2005 and was promoted to Senior Vice President in February 2006. Prior to joining the Company, Mr. Anderson served as Manager of Continental European Operations for CIT Group from 2004 to 2005 and was Managing Director of European Commercial Finance for Associates Capital Corp from 1998 to 2004. Mr. Anderson has over 25 years of experience in the commercial equipment finance industry.

Richard “Dick” Hall has served as Vice President of Associated Acceptance, Inc., the Company’s insurance agency affiliate, since December 1992, when he joined the Company. Mr. Hall was promoted to Vice President in 2003. Prior to joining the Company, Mr. Hall worked for eight years as President and Director of Municipal Insurance Company of America, Elgin, Illinois, 15 years as President and Director of Northland Insurance Agency, Inc., a bank holding company in Chicago, Illinois, and he owned and operated an insurance school in San Antonio, Texas for six years.
Derrek Weaver has served as Vice President and General Counsel of the Company since April 2010 and has also served as Secretary since February 2006. Mr. Weaver served as Vice President of Legal Affairs and Chief Compliance Officer from February 2005 to April 2010. Mr. Weaver is responsible for overseeing all legal matters pertaining to the Company, including general corporate compliance and governance matters, acquisitions and dispute resolution. Prior to joining the Company, Mr. Weaver was an Associate Attorney at Fulbright & Jaworski L.L.P. in San Antonio, Texas from 2001 until he joined the Company. Mr. Weaver received a B.S. in Mechanical Engineering from the University of Colorado at Boulder and a J.D., summa cum laude, from the Texas Tech University School of Law.
Ronald J. Krause has served as a director of the Company since June 1996. Mr. Krause served as President of Associates Commercial Corp. from 1976 until 1981 and President and Chief Operating Officer of Associates First Capital Corp. from 1981 until his retirement in 1989. Mr. Krause was Vice Chairman of the Board of Directors of Associates of North America from 1988 until 1989.
The Board of Directors concluded that Mr. Krause should serve as a director of the Company because of his knowledge of the retail finance industry and years of experience serving as an executive officer and director of public companies.
James C. Underwood was appointed to the Board of Directors on February 21, 2008. Mr. Underwood is a career veteran of the commercial vehicle industry, having served in managerial and executive positions at GMC Truck & Coach Division, IVECO and American Isuzu Motors. In September 2000, Mr. Underwood became President and COO of General Motors Isuzu Commercial Truck, LLC, a joint venture to consolidate Isuzu and General Motors medium-duty commercial vehicle sales, service and marketing functions in the United States. Mr. Underwood served as Vice Chairman of Isuzu Commercial Truck of America, Inc. from 2007 until his retirement on February 29, 2008.
The Board of Directors concluded that Mr. Underwood should serve as a director of the Company because of his extensive commercial truck experience combined with his ability to provide a manufacturer’s perspective of various issues are critical to the Company’s ability to meet its strategic goals.
Harold D. Marshall has served as a director of the Company since February 1999. Mr. Marshall served as President, Chief Operating Officer and a director of Associates First Capital Corp. from May 1996 until his retirement in March 1999. Mr. Marshall joined Associates First Capital Corp. in 1961 and organized its Transportation Division in 1974. Mr. Marshall served as Vice Chairman of the American Trucking Association, Trustee of the American Trucking Association Foundation, and as a Trustee on the Board of Trustees of the Dallas Museum of Art. Mr. Marshall currently serves as Trustee Emeritus of the Hudson Institute Board of Trustees. Mr. Marshall served as a director of Overnite Corp. from November 19, 2003, until Overnite Corp. was acquired by United Parcel Service, Inc. on August 5, 2005.
The Board of Directors concluded that Mr. Marshall should serve as a director of the Company because of his knowledge of the commercial trucking industry and years of experience serving as an executive officer and director of public companies.

Thomas A. Akin has served as a director of the Company since August 2004. Mr. Akin worked in the audit department of E&Y from 1976 until 1989 and has served as the director of the audit department of Akin, Doherty, Klein & Feuge, P.C., in San Antonio, Texas since 1991. Throughout his career, Mr. Akin has served as the client service executive responsible for the independent audit of companies registered with the SEC.
The Board of Directors concluded that Mr. Akin should serve as a director of the Company because of his financial reporting expertise.
Gerald R. Szczepanski was the co-founder, and former Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded, specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11). Mr. Szczepanski is a director, Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committee of GameStop Corp.
The Board of Directors concluded that Mr. Szczepanski should serve as a director of the Company because his knowledge of the operations of multi-point retail establishments and years of experience serving as the chief executive officer and director of public companies will provide the Board of Directors with perspectives on issues that the Company expects to face as it continues to expand its network of dealerships.
All directors of the Company hold office until the next Annual Meeting of Shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his successor is appointed and until his earlier resignation or removal in accordance with applicable law. W.M. “Rusty” Rush is the son of W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of 2009 Executive Compensation Decisions
The Compensation Committee evaluated and set 2009 executive compensation in the context of (a) the Company’s financial and operating performance; (b) each named executive officer’s role, responsibilities, and performance; (c) competitive pay information of the Company’s peer group and other published survey data; and (d) the desire to align the named executive officers’ long-term incentives with the Company and its shareholders. The ongoing weakness in the U.S. economy and tight credit markets continued to negatively impact the Company’s financial performance and the commercial vehicle market as a whole in 2009. Consequently, the Company’s 2009 financial performance directly impacted the named executive officers’ compensation.
The Compensation Committee strives to ensure that the Company’s executive compensation program remains fair, reasonable, and competitive. Accordingly, as in the past, competitive pay information was a significant factor in determining 2009 executive compensation. However, the Compensation Committee does not target or set executive compensation at specific benchmark percentiles. In 2009, the Compensation Committee used its subjective judgment and discretion, rather than a formula-driven framework, in setting the individual pay components of executive compensation, with each of the above factors being a significant reference point.
The Compensation Committee does not use highly leveraged incentives that drive risky short-term behavior. Instead, the Compensation Committee aims to reward consistent and long-term performance. In 2009, the Compensation Committee increased the named executive officers’ equity incentive awards to encourage and support strong leadership and performance during the current weak economic environment. The 2009 equity incentive awards, combined with the Company’s executive officer stock ownership requirements, are intended to align the named executive officers’ interests with the Company’s shareholders by rewarding long-term stock performance.
The most significant compensation decisions made in 2009 included the following:
•	Base salaries of the Chairman and Chief Executive Officer remained unchanged, while the base salaries of the other named executive officers were increased;
•	Cash performance bonuses for the named executive officers were decreased by 30%, except for the Chief Financial Officer, whose cash performance bonus was decreased by 20%; and
•	The number of equity incentive awards granted to the named executive officers was increased by 50%, except for the Chief Financial Officer, whose equity awards were increased by 135%.
An analysis of the above compensation decisions is set forth below.
Compensation Philosophy and Objectives
The Company’s executive compensation program is designed to accomplish the following objectives:
•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of shareholder value;
•	To reward executives when the Company performs well financially, while not encouraging executives to take unnecessary risks that could threaten the long-term sustainability of the Company; and
•	To be competitive with the Company’s peers without targeting or setting compensation at specific benchmark percentiles.

Within this framework, the Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive with the Company’s peer group and other published survey data.
Compensation Setting Process
The Compensation Committee approves all compensation decisions for the named executive officers, including base salaries, cash performance bonuses, and equity incentive awards. The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving 2009 executive compensation, the Compensation Committee reviewed and considered, among other things:
•	The Company’s financial and operating performance;
•	The role and responsibilities of the named executive officers;
•	Evaluations of the named executive officers’ performance;
•	Competitive pay information of the Company’s peer group and other published survey data;
•	Historical compensation levels; and
•	Recommendations of the Chairman and Chief Executive Officer.
In approving 2009 executive compensation, the Compensation Committee reviewed tally sheets for each named executive officer, which were prepared by management. The tally sheets set forth the actual and proposed base salary, cash performance bonus, total cash compensation, number and value of stock option awards, number and value of restricted stock awards, and total direct compensation for each executive officer of the Company, including the named executive officers, for 2007, 2008, and 2009. The Compensation Committee used the tally sheets as a reference point to ensure that its members understood the total direct compensation of the named executive officers. The tally sheets also allowed the Compensation Committee to review, in one place, how a change in the amount of each compensation component affects each named executive officer’s total direct compensation and to review each named executive officer’s total direct compensation in the aggregate. Based upon this review, the Compensation Committee determined that total direct compensation for each of the named executive officers was consistent with the Compensation Committee’s expectations. The Compensation Committee did not increase or decrease the amount of compensation of the named executive officers solely based upon its review of the tally sheets.
As a general rule, the Company does not use specific quantitative individual performance measures in determining compensation. The Company believes that using quantitative individual performance measurements does not create the appropriate balance of incentives to build long-term value because the use of quantitative individual performance measurements may encourage achievement of such measurements without appropriate consideration of the risks taken to achieve short-term quantitative individual performance measurements. Instead, the Compensation Committee and W. Marvin Rush and W.M. “Rusty” Rush utilize a broad range of qualitative factors to evaluate individual performance and contribution, including overall performance of the Company, overall performance of those areas of the Company that each named executive officer oversees, reliability, a track record of integrity, institutional knowledge of the commercial truck and construction equipment industry, good judgment, foresight, and the ability to lead others.

Role of Executive Officers in Compensation Decisions
The Company’s executive officers, including the Chairman and the Chief Executive Officer, regularly attend Compensation Committee meetings and, upon the Compensation Committee’s request, provide compensation and other related information to the Compensation Committee.
W. Marvin Rush and W.M. “Rusty” Rush regularly attend Compensation Committee meetings, but are not present for executive sessions or discussions of their own compensation. W. Marvin Rush and W.M. “Rusty” Rush (a) formulate recommendations on matters of compensation philosophy, objectives, and design; (b) provide an overview of the Company’s financial and operating performance; and (c) provide the results of their annual performance evaluation of the other named executive officers.
W. Marvin Rush and W.M. “Rusty” Rush discussed with the Compensation Committee the following specific performance considerations that impacted their compensation recommendations:
•
Martin A. Naegelin, Jr. Mr. Naegelin is responsible for all administrative functions of the Company, and the operations of the Company’s construction equipment division. In 2009, Mr. Naegelin provided key support and coordination for all administrative aspects of the Company’s major corporate initiatives, including the continued implementation of the SAP enterprise software and a new SAP dealership management system.

•
Daryl J. Gorup. Mr. Gorup is responsible for the operations of the parts, service and body shop departments at the Company’s dealerships. In 2009, Mr. Gorup demonstrated superior management skills in continuing the strategic focus of growing the operations of the Company’s parts, service and body shop departments, while maximizing the departments’ efficiency through budgeting, business planning, personal evaluation and training.

•
Steven L. Keller. Mr. Keller is responsible for the financial management of the Company and evaluating and managing all aspects of accounting, auditing, treasury, and tax. In the difficult economic environment that continued into 2009, Mr. Keller’s financial leadership was critical to maintaining a strong balance sheet and managing the Company’s financial position. Mr. Keller continued to be instrumental in monitoring and facilitating the Company’s expense reduction measures in 2009 to further protect future profitability and cash flow of the Company.

Based on their performance evaluations of the other named executive officers and one or more of the other factors set forth above under “–Compensation Setting Process,” W. Marvin Rush and W.M. “Rusty” Rush make a joint recommendation to the Compensation Committee regarding the base salary levels, the amount of the annual cash performance bonus, and the form and amount of the equity incentive awards granted to the named executive officers. W. Marvin Rush and W.M. “Rusty” Rush did not use any formula in determining their compensation recommendations. The Compensation Committee has complete discretion to approve, disapprove, or alter W. Marvin Rush’s and W.M. “Rusty” Rush’s compensation recommendations. In 2009, the Compensation Committee accepted, without modification, W. Marvin Rush’s and W.M. “Rusty” Rush’s recommendations regarding the named executive officers’ increase in base salary, the amount of their annual cash performance bonus, and the form and amount of their equity incentive awards. The entire Board of Directors ratifies the individual pay components, as well as the total direct compensation, of the named executive officers.
The Chairman’s and Chief Executive Officer’s Compensation
The Compensation Committee conducts an annual evaluation of the performance of the Chairman and Chief Executive Officer. Based on the Chairman’s and Chief Executive Officers’ role and responsibilities within the Company, their performance evaluations, and one or more of the other factors set forth above under “–Compensation Setting Process,” the Compensation Committee approves their base salary, annual cash performance bonus, and annual equity incentive awards.

Chairman
Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board is an executive officer of the Company. Furthermore, the Chairman performs a policy-making function for the Company. The Compensation Committee approved W. Marvin Rush’s compensation disclosed in this proxy statement because he is not only responsible for overseeing the formulation of the Company’s business strategy, but he is also the founder of the Company who has guided the Company for more than 45 years and whose experience and industry relationships are valuable to the Company. W. Marvin Rush founded the Company in 1965 and remains active in the Company’s business by providing regular advice and support to the Chief Executive Officer regarding corporate strategy and operations; developing and maintaining relationships with dealers and manufacturers; and representing the Company to customers, suppliers, and the community.
As further discussed below, in 2009 the Compensation Committee approved W. Marvin Rush’s individual pay components based upon its subjective evaluation of his role and responsibilities within the Company (including the unique contributions he makes to the Company as its founder) and his personal performance and accomplishments. This past year was one of the most difficult operating environments for the Company and the commercial vehicle market as a whole since the 1980s. Nevertheless, as a result of W. Marvin Rush’s past and present corporate strategy and vision, the Company remained profitable and generated positive cash flow in 2009.
Chief Executive Officer
The Compensation Committee approved W.M. “Rusty” Rush’s compensation disclosed in this proxy statement based upon his role as Chief Executive Officer. W.M. “Rusty” Rush is responsible for managing the Company’s overall business, including ensuring the effective implementation of corporate strategy; ensuring financial and operational objectives are attained; and participating in the day-to-day operational issues related to sales, dealership operations, and personnel.
In 2009, the Compensation Committee approved W.M. “Rusty” Rush’s individual pay components based upon its subjective evaluation of his role and responsibilities within the Company and his personal performance and accomplishments. As discussed above, the past year was one of the most difficult operating environments for the Company and the commercial vehicle market as a whole since the 1980s. Nevertheless, as a result of W.M. “Rusty” Rush’s strong leadership and industry experience, the Company remained profitable and generated positive cash flow in 2009.
Role of Compensation Consultant in Compensation Decisions
From time to time, the Compensation Committee engages a compensation consultant to conduct an assessment of the Company’s executive compensation program. In August 2009, the Compensation Committee engaged Longnecker & Associates (“Longnecker”), an independent compensation consultant, to review and assess the Company’s executive compensation program. Longnecker’s objectives were to, among others: (a) review total direct compensation (i.e., base salary, annual cash performance bonus, equity incentive awards, and all other compensation) for the named executive officers, and (b) assess the competitiveness of the named executive officers’ individual pay components, as well as their total direct compensation.
Longnecker has served as the Company’s compensation consultant since 2007 and reports directly to the Compensation Committee. The Compensation Committee has established procedures that it considerers adequate to ensure that Longnecker’s assessment is objective and not influenced by management. These procedures include a direct reporting relationship of Longnecker to the Compensation Committee. With the consent of the Chairman of the Compensation Committee, Longnecker may contact the Company’s executive officers, including the named executive officers, for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the named executive officers also receive. Please refer to “–Peer Analysis” below for further discussion of Longnecker’s 2009 findings with respect to the competitiveness of the Company’s executive compensation program.

Longnecker has no other business relationships with the Company and in 2009 received compensation from the Company only for the services it provided to the Compensation Committee with respect to the matters described above.
Peer Analysis
As indicated above, one of the factors that the Compensation Committee considers in setting executive compensation is competitive pay information. In 2009, Longnecker assessed each of the named executive officer’s base salary; total cash compensation (i.e., base salary, plus the annual cash performance bonus); equity incentive awards; all other compensation; and total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) against the Company’s peer group and other published survey data. Compensation information for the Company’s peers was compiled from publicly available sources, including, in most cases, their most recently available annual proxy statements containing executive compensation information.
The peer group consisted of the following 14 companies:
•	Accuride Corp
•	Beacon Roofing Supply Inc.
•	Brightpoint Inc.
•	H&E Equipment Services Inc.
•	Lithia Motors Inc.
•	Nash Finch Co
•	Standard Motor Products, Inc.
•	Asbury Automotive Group Inc.
•	Briggs & Stratton
•	Commercial Vehicle Group Inc.
•	Interline Brands Inc.
•	Nacco Industries
•	Scansource Inc.
•	Wabash National Corp
The above peer companies were selected by Longnecker, with the assistance of the Company, based upon their annual revenue, market capitalization and industry focus on distribution or the commercial vehicle market. The Company elected not to use the peer group utilized in the Company’s stock performance graph for purposes of assessing executive compensation, as the Compensation Committee believes the above companies better represent the Company’s direct competitors for employee talent.
In addition to the above, Longnecker analyzed published survey data from the following sources:
•	Economic Research Institute, 2009 ERI Executive Compensation Assessor;
•	Watson Wyatt, 2008/2009 Top Management Compensation;
•	Watson Wyatt, 2008/2009 Top Management Compensation — Regression Analysis;
•	WorldatWork, 2008/2009 Total Salary Increase Budget Survey; and
•	William Mercer, 2009/2010 US Executive Compensation Survey.
Longnecker did not apply a specific weighting to each data source when making compensation comparisons, nor did it favor one data source over the other. Instead, Longnecker developed a “market consensus” based upon the compensation data derived from the peer group and the published survey data.

Based upon the competitive pay information of the Company’s peer group and the published survey data referred to above, Longnecker and the Compensation Committee determined that the named executive officers’ (a) 2009 base salaries were aligned with the 50th percentile, except for (i) the Chairman’s base salary which was above the 50th percentile, but below the 75th percentile, and (ii) the Chief Financial Officer’s base salary which was significantly below the 50th percentile; (b) 2009 total cash compensation (i.e., base salary, plus the annual cash performance bonus) was aligned with the 50th percentile, except for (i) the Chairman’s total cash compensation which was above the 50th percentile, but below the 75th percentile, and (ii) the Chief Financial Officer’s total cash compensation which was significantly below the 50th percentile; (c) 2009 equity incentive awards were significantly below the 50th percentile; (d) 2009 all other compensation was below the 75th percentile, except for each of the Chairman’s and Chief Executive Officer’s all other compensation which was above the 75th percentile; and (e) 2009 total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) was below the 50th percentile. Based upon these 2009 findings, the Compensation Committee believes that the individual pay components and total direct compensation levels of the named executive officers in 2009 was fair and competitive with the pay practices of the Company’s peer group and the published survey data.
Notwithstanding the above, the Compensation Committee does not target or set executive compensation to specific benchmark percentiles. The competitive pay information is only one of a number of factors used by the Compensation Committee in setting executive compensation. Consequently, a named executive officer’s individual pay components and total direct compensation may be below, at or above the 50th percentile of the competitive pay information. The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation. Longnecker’s 2009 peer analyses provided the Compensation Committee the framework necessary to make these determinations in 2009, as well as to assist it in determining whether such compensation levels will accomplish the objectives of the executive compensation program.
Compensation Program Components
The Company’s executive compensation program is comprised of the following four primary components:
•	Base salary;
•	Cash performance bonuses;
•	Equity incentive awards; and
•	Employee benefits and other perquisites.
The Company does not have a specific policy, practice, or formula regarding the allocation of total compensation between (a) base salary and equity incentive awards, (b) cash performance bonus and equity incentive awards, or (c) total cash compensation and equity incentive awards.
Each of the named executive officers is a participant in the Company’s Executive Transition Plan. For a further description of the benefits afforded to the named executive officers under the Executive Transition Plan, please refer to the “Severance and Change of Control Arrangements” section set forth below.
Base Salary
The Company provides the named executive officers with a base level of monthly income for the expertise, skills, knowledge, and experience they offer to the Company’s management team. The Compensation Committee believes that competitive levels of base salary are necessary for the motivation and retention of the named executive officers.
Generally, the Compensation Committee reviews the named executive officers’ base salary levels every other year to ensure that they are competitive. In 2009, the Compensation Committee increased each of the named executive officers’ base salary, except for (a) W. Marvin Rush’s base salary which has remained unchanged since 2004, and (b) W.M. “Rusty” Rush’s base salary which has remained unchanged since he was appointed Chief Executive Officer in February 2006.

The named executive officers’ rate of base salaries in 2008 and 2009 were as follows:

	Base Salary	Base Salary	Percentage
Named Executive Officer	12/31/08 ($)	12/31/09 ($)	Change
W. Marvin Rush, Chairman	900,000	900,000	0%
W.M. “Rusty” Rush, President and Chief Executive Officer	584,040	584,040	0%
Martin A. Naegelin, Jr., Executive Vice President	345,000	379,500	10%
Daryl J. Gorup, Senior Vice President – Dealership Operations	290,400	319,200	10%
Steven L. Keller, Vice President, Chief Financial Officer and Treasurer	200,000	240,000	20%
The Compensation Committee increased Mr. Naegelin’s base salary by 10% in recognition of his role and responsibilities within the Company and his specific performance considerations discussed above in “–Role of Executive Officers in Compensation Decisions.” Additionally, in the Compensation Committee’s subjective judgment, Mr. Naegelin’s salary increase was appropriate to maintain the competitiveness of his base salary. After this increase, Mr. Naegelin’s base salary was aligned with the 50th percentile of the competitive pay information.
The Compensation Committee increased Mr. Gorup’s base salary by 10% in recognition of his role and responsibilities within the Company and his specific performance considerations discussed above in “–Role of Executive Officers in Compensation Decisions.” Additionally, in the Compensation Committee’s subjective judgment, Mr. Gorup’s salary increase was appropriate to maintain the competitiveness of his base salary. After this increase, Mr. Gorup’s base salary was at the 50th percentile of the competitive pay information.
The Compensation Committee increased Mr. Keller’s base salary by 20% in recognition of his role and responsibilities within the Company and his specific performance considerations discussed above in “–Role of Executive Officers in Compensation Decisions.” Additionally, in the Compensation Committee’s subjective judgment, Mr. Keller’s salary increase was appropriate to strengthen the competitive pay position of his base salary. After this increase, Mr. Keller’s base salary remained below the 50th percentile of the competitive pay information, which the Compensation Committee deemed appropriate in light of his relatively short tenure as the Company’s Chief Financial Officer. Mr. Keller has served as the Company’s Chief Financial Officer since March 2007.
Over the past three years, the Compensation Committee has determined that total cash compensation for W. Marvin Rush and W.M. “Rusty” Rush should be weighted more towards cash performance bonuses as opposed to base salary when compared to other named executive officers. Therefore, the Compensation Committee did not increase the base salaries of W. Marvin Rush and W.M. “Rusty” Rush in 2009. The Compensation Committee believes that W. Marvin Rush and W.M. “Rusty” Rush, who have the greatest roles and ability to directly impact the Company’s financial and operating performance, should bear a greater proportion of the risk if such performance is not achieved. Consequently, the Compensation Committee has currently determined that any increase in W. Marvin Rush’s and W.M. “Rusty” Rush’s cash compensation will come through cash performance bonuses and not increases in base salary, which will more closely align their compensation with overall Company performance.

Cash Performance Bonus
The named executive officers are eligible to earn an annual cash performance bonus based upon the Company’s financial and operational achievements during the prior year and historical compensation levels. Performance bonuses are used to focus management on achieving key corporate financial and operating objectives and to reward achievement of financial and operating objectives. Performance bonuses are traditionally paid on March 15th of the year following the year in which they are earned.
In 2008 and 2009, the Compensation Committee approved the following cash performance bonuses for the named executive officers:

	2008	2009	Percentage
Named Executive Officer	Cash Bonus ($)	Cash Bonus ($)	Change
W. Marvin Rush,	438,000	307,000	(30%)
Chairman
W.M. “Rusty” Rush,	583,000	409,000	(30%)
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	175,000	122,500	(30%)
Executive Vice President
Daryl J. Gorup,	141,000	99,000	(30%)
Senior Vice President – Dealership Operations
Steven L. Keller,	100,000	80,000	(20%)
Vice President, Chief Financial Officer and Treasurer
The 2009 cash performance bonuses were based upon the Company’s 2009 “income before taxes.” The Compensation Committee believes that “income before taxes” provides a direct link between an officer’s compensation and the Company’s financial performance, causing the officers’ compensation to fluctuate with the Company’s financial performance. The Company’s income before taxes decreased by 93% to $3.2 million for the 2009 fiscal year, as compared to $45.1 million for the 2008 fiscal year.
Traditionally, cash performance bonuses are increased or decreased by a discretionary percentage that is less than the actual percentage that “income before taxes” increased or decreased from the prior fiscal year. As a result of the Company’s income before taxes decreasing 93% in 2009 (as compared to 2008), the Compensation Committee subjectively reduced the amount of cash performance bonuses for each of the named executive officers in 2009 by 30%, except that Mr. Keller’s performance bonus was only decreased 20%. Mr. Keller’s performance bonus was reduced by a lower percentage than the other named executive officers to strengthen his competitive cash pay position. In determining the amount of the 2009 annual performance bonuses, the Compensation Committee also considered the competitive pay data and approved bonus amounts that it deemed appropriate to maintain the competitiveness of the named executive officers’ total cash compensation (i.e., base salary, plus the annual cash performance bonus).
The 2009 cash performance bonuses were not based upon a formula-driven framework or specific benchmark percentiles. Instead the amount of the bonuses was based upon the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ total cash compensation.
The 2009 total cash compensation of W.M. “Rusty” Rush, Mr. Naegelin, and Mr. Gorup was aligned with the 50th percentile of the competitive pay information, while W. Marvin Rush’s total cash compensation was above the 50th percentile, but below the 75th percentile, and Mr. Keller’s total cash compensation was significantly below the 50th percentile, which the Compensation Committee deemed appropriate in light of his relatively short tenure as the Company’s Chief Financial Officer.

Equity Incentive Awards
The Company annually grants equity incentive awards to key employees, including the named executive officers, to (a) allow such employees to participate in the Company’s profitability and long-term growth, (b) maximize retention leverage, and (c) align such employees’ interests with those of the Company’s shareholders. Equity incentive awards are typically awarded on March 15th of each year, unless that date falls on a weekend, pursuant to the terms of the Company’s 2007 Long-Term Incentive Plan. The Compensation Committee administers the 2007 Long-Term Incentive Plan, which includes without limitation selecting award recipients, determining the type of awards to be granted, fixing the terms and conditions of awards, and interpreting the provisions of the 2007 Long-Term Incentive Plan.
Prior to 2008, the Company only granted equity incentive awards in the form of stock options. However, as a result of Longnecker’s prior recommendation, the Compensation Committee began granting equity incentive awards in the form of stock options and time-vested restricted stock awards in 2008. In light of the retention incentive of time-vested restricted stock, market pressures associated with the general trend toward granting restricted stock in lieu of stock options, and employees’ general perceived value of restricted stock, the Compensation Committee has presently determined that granting a combination of restricted stock and stock options will more effectively achieve the Company’s executive compensation objectives. In 2009, the Compensation Committee subjectively allocated approximately 68% of the total value of each named executive officer’s equity incentive awards to stock options and approximately 32% to restricted stock awards, which was consistent with the 2008 allocations. The Compensation Committee does not have a formal policy with respect to allocating the annual equity incentive awards between stock options and restricted stock awards.
Under the terms of the 2007 Long-Term Incentive Plan, the Compensation Committee may grant equity incentive awards for shares of the Company’s Class A and Class B Common Stock. Each share of Class B Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 1/20th of one vote per share. Since 2005, the Company has granted equity incentive awards for Class A Common Stock, in lieu of Class B Common Stock. The Compensation Committee retains discretion to grant equity incentive awards for Class B Common Stock in the future to ensure select members of management maintain the requisite voting control of the Company’s capital stock as required by the Company’s dealership agreements with Peterbilt Motors Company and other key suppliers of the Company, as further discussed in our public filings with the SEC.
Equity incentive awards are granted at fair market value on the date of grant. Fair market value is internally defined as the closing market price on the grant date of the respective class of the Company’s Common Stock as quoted on the NASDAQ® Global Select Market. All equity incentive awards to our directors and employees, including the named executive officers, have been granted and reflected in the Company’s consolidated financial statements in accordance with the applicable accounting guidance contained in Accounting Standards Codification 718 (“ASC 718”), “Stock Compensation” (formerly FASB Statement No. 123(R)). Generally, stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. Restricted stocks awards generally vest in one-third increments beginning on the first anniversary of the grant date. The vesting schedules of the equity incentive awards and term of stock options were strategically chosen to be competitive and enhance the Company’s retention efforts.

In 2008 and 2009, the Compensation Committee approved the following Class A stock options and restricted stock awards to the named executive officers:

	2008			2009
	Equity Awards			Equity Awards
			Aggregate			Aggregate
			Grant Date			Grant Date
	Options	Restricted	Fair Value	Options	Restricted	Fair Value	Percentage
Named Executive Officer	(#)	Stock (#)	($) (1)	(#)	Stock (#)	($) (1)	Change (2)
W. Marvin Rush,	40,000	8,000	348,800	60,000	12,000	287,040	(17.7%)
Chairman
W.M. “Rusty” Rush,	50,000	10,000	436,000	75,000	15,000	358,800	(17.7%)
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	20,000	4,000	174,400	30,000	6,000	143,520	(17.7%)
Executive Vice President
Daryl J. Gorup,	14,300	2,860	124,696	21,450	4,290	102,617	(17.7%)
Senior Vice President – Dealership Operations
Steven L. Keller,	5,100	1,020	44,472	12,000	2,400	57,408	29.1%
Vice President, Chief Financial Officer and Treasurer

(1)
The amounts reflect the aggregate grant date fair value of stock options and restricted stock awards granted in 2008 and stock options and restricted stock awards granted in 2009, computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K filed with the SEC on March 12, 2010.

(2)	Amounts reflect the percentage change in the aggregate grant date fair value of the equity awards in 2009, as compared to 2008.
In determining the amount of equity incentive awards to grant the named executive officers in 2009, the Compensation Committee considered the following factors:
•	The value of equity incentive awards granted in prior years; and
•	Competitive pay information of the Company’s peer group and other published survey data.
While the amount of stock options and restricted stock awards granted to each of the named executive officer in 2009 was increased by 50% (except for Mr. Keller’s awards which were increased by 135%) over the amounts granted in 2008, the aggregate grant date fair value of the 2009 awards was less than the 2008 awards as shown in the above table primarily as a result of the decline in the Company’s Class A Common Stock price. The weakness in the U.S. economy negatively affected the Company’s common stock price, which weakened the incentive and retention value of the Company’s outstanding equity incentive awards. In an effort to align the named executive officers’ interests with the Company’s shareholders, and to further incentivize them to increase the Company’s profitability and long-term growth, the Compensation Committee increased the 2009 equity incentive awards. Additionally, the increase in awards served to increase the competitive pay position of the named executive officers’ long-term incentive compensation.
According to Longnecker’s assessment of the Company’s equity incentive awards, historically the named executive officers’ long-term incentive compensation has been below the 50th percentile of the competitive pay information. While mindful of the increased burn rate under the 2007 Long-Term Incentive Plan, the Compensation Committee increased the named executive officers’ equity incentive awards by 50%, except for Mr. Keller’s awards which were increased by 135%. Mr. Keller’s 2009 equity incentive awards were increased significantly more than the other named executive officers as a result of his 2008 long-term incentive compensation being significantly below the 50th percentile of the competitive pay information. Each of the named executive officer’s 2009 long-term incentive compensation was significantly below the 50th percentile of the competitive pay information.

The amount of the 2009 equity incentive awards was not based upon a formula-driven framework or specific benchmark percentiles. Instead, the amount was based upon the Compensation Committee’s subjective judgment and discretion as to (a) the overall fairness and competitiveness of the named executive officers’ equity incentive awards and total direct compensation in 2009, and (b) appropriate levels of retention incentives. The Compensation Committee deemed the level of equity incentive awards in 2009 to be fair and further align the long-term interests of such officers with those of the Company’s shareholders.
As discussed above, the Company typically grants equity incentive awards to its employees, including the named executive officers, on March 15th of each year. However, the Company may grant equity incentive awards at other times during the year for legitimate business purposes, including without limitation, upon employment of new hires. The Compensation Committee does not have a formal policy on timing equity awards in connection with the release of material non-public information to affect the value of compensation. Notwithstanding the foregoing, in the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take such information under advisement and make an assessment in its business judgment after consultation with Company executives and counsel whether to delay the grant of the equity awards in order to avoid any potential impropriety.
The Board of Directors believes that executive officers should own and hold Common Stock of the Company to further align their interests and actions with the interests of the Company’s shareholders. Therefore, the Board of Directors adopted Executive Officer Stock Ownership Guidelines in February 2009. Pursuant to these guidelines, the Chairman and the Chief Executive Officer are expected to own and hold 100,000 shares and the other executive officers of the Company are expected to own and hold 10,000 shares within five years of the adoption of such guidelines or within five years of his or her appointment as an executive officer of the Company. Until the applicable stock ownership level is achieved, an executive officer is encouraged to retain at least 25 percent of the net shares obtained through the Company’s stock incentive plans. Net shares are the number of shares realized from the sale of stock options or the vesting of restricted stock, less the number of shares the executive officer sells or has withheld to cover any exercise price and tax withholding obligations.
Employee Benefits and Other Perquisites
General
The named executive officers are eligible to participate in the Company’s flexible benefits plans that are generally available to all employees. Under these plans, employees are entitled to medical, dental, vision, short-term and long-term disability, life insurance, and other similar benefits. Additionally, employees are entitled to vacation, sick leave, and other paid holidays. The Compensation Committee believes that the Company’s commitment to provide these benefits recognizes that the health and well-being of its employees contribute directly to a productive and successful work life that enhances results for the Company and its shareholders.
401(k) Plan
The Company maintains a 401(k) plan for all Company employees, including the named executive officers, as a source of retirement income. Each employee who has completed 90 days of continuous service is eligible to participate in the 401(k) plan. Employees may contribute from 1% to 50% of their total gross compensation, up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code. However, certain higher paid employees are limited to a maximum contribution of 15% of their total gross compensation. During part of 2009, for the first 10% of pay contributed under the plan by an employee, the Company contributed to the plan an amount equal to (i) 25% of the employee’s contributions for those employees with less than five years of service, and (ii) 50% of the employee’s contributions for those employees with more than five years of service. The Company temporarily suspended its policy of matching employee’s 401(k) contributions on March 10, 2009. For further information on the named executive officers’ participation in the 401(k) plan, please refer to the Summary Compensation Table contained in this proxy statement.

Employee Stock Purchase Plan
The Company has an Employee Stock Purchase Plan that allows, generally, all employees, including the named executive officers, to contribute up to 10% of their base earnings toward the semi-annual purchase of the Company’s Class A Common Stock. The employee’s purchase price is 85% of the lesser of the closing price of the Class A Common Stock on the first business day or the last business day of the semi-annual offering period, as reported by The NASDAQ® Global Select Market. Employees may purchase shares having a fair market value of up to $25,000 (measured as of the first day of each semi-annual offering period) each calendar year.
Perquisites
The named executive officers also receive various perquisites, including one or more of the following:
•	Annual physical;
•	Automobile and gasoline allowances;
•	Reserved parking;
•	Company-paid long-term disability insurance; and
•	Rewards points earned from purchases made on Company credit cards.
In addition to the above perquisites, W. Marvin Rush and W.M. “Rusty” Rush are (a) provided automobile insurance under the Company’s fleet insurance policy, (b) allowed personal use of the Company’s ranch when it is not being used for Company business, (c) permitted to use Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business, and (d) provided term life insurance, the premiums of which are paid by the Company. The Company also pays the premiums on W. Marvin Rush’s medical, dental, and vision insurance, premiums on an umbrella insurance policy, and the monitoring costs of his home security system. The Company provides W.M. “Rusty” Rush with the use of a Company-owned automobile (in lieu of the above automobile allowance), and pays the premiums on a universal whole life insurance policy on which W.M. “Rusty” Rush is named the sole beneficiary and which covers the life of W. Marvin Rush. Additionally, certain employees of the Company perform personal services exclusively for W. Marvin Rush. However, the costs associated with these employees, including salaries and benefits, are deducted from W. Marvin Rush’s after tax income each pay period. The Compensation Committee believes that providing W. Marvin Rush and W.M. “Rusty” Rush these additional benefits provide a more tangible incentive than an equivalent amount of cash compensation. Other named executive officers may also be permitted to use Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business.
The Compensation Committee has decided to offer the above benefits in order to attract and retain the named executive officers by offering compensation opportunities consistent with its peers. In determining the named executive officers’ total direct compensation, the Compensation Committee considers these benefits. For further discussion of these employee benefits and other perquisites, including the methodology for computing their costs, please refer to the 2009 Summary Compensation Table set forth below.
The named executive officers’ total direct compensation (i.e., total cash compensation, plus the equity incentive awards and all other compensation) in 2009 was below the 50th percentile of the competitive pay information.

Indemnity Agreements
The Company has entered into indemnity agreements with all of its directors and executive officers, including the named executive officers. These agreements provide that the Company will, to the extent permitted by applicable law, indemnify the officer or director against expenses and liabilities incurred in connection with their service to the Company. Additionally, the indemnity agreements require the Company to maintain director and officer liability insurance.
Tax Treatment
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to certain senior executives of the Company. However, compensation that is performance-based is excluded from this $1,000,000 limitation and is deductible by the Company.
In formulating the executive compensation program, the Compensation Committee gives consideration to the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits. However, the Compensation Committee also considers other factors which, depending upon the circumstances, may outweigh tax considerations. The Compensation Committee reserves the right to approve non-deductible compensation if it deems it to be in the Company’s and its shareholders’ best interest.
2010 Compensation Decisions
On March 15, 2010, the following Class A stock options were granted to the named executive officers:

Named Executive Officer	Option Awards (#)
W. Marvin Rush,	60,000
Chairman
W.M. “Rusty” Rush,	75,000
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	30,000
Executive Vice President
Daryl J. Gorup,	21,450
Senior Vice President – Dealership Operations
Steven L. Keller,	18,000
Vice President, Chief Financial Officer and Treasurer
These stock options have an exercise price equal to the closing sale price of the Company’s Class A Common Stock on March 15, 2010, or $12.50 per share, and vest in three equal annual installments beginning on the third anniversary of their grant date.

On March 15, 2010, the following Class A restricted stock awards were granted to the named executive officers:

Named Executive Officer	Restricted Stock Awards (#)
W. Marvin Rush,	12,000
Chairman
W.M. “Rusty” Rush,	15,000
President and Chief Executive Officer
Martin A. Naegelin, Jr.,	6,000
Executive Vice President
Daryl J. Gorup,	4,290
Senior Vice President – Dealership Operations
Steven L. Keller,	3,600
Vice President, Chief Financial Officer and Treasurer
These restricted stock awards vest in three equal annual installments beginning on the first anniversary of their grant date.
As of April 1, 2010, the Company reinstated its policy of matching employee contributions under its 401(k) plan. Under the reinstated policy, for the first 10% of pay contributed under the plan by an employee, the Company will contribute to the plan an amount equal to (i) 5% of the employee’s contributions for those employees with less than five years of service, and (ii) 10% of the employee’s contributions for those employees with more than five years of service. This 401(k) matching policy applies to all Company employees, including the named executive officers.
The foregoing discussion described the compensation philosophies, principles, and practices the Compensation Committee utilized in setting executive compensation for the 2009 fiscal year. In the future, as the Committee continues to review each pay component of the executive compensation program, these philosophies, principles, and practices may change.

2009 Summary Compensation Table

				Stock	Option	All Other
				Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(2)	($)(3)		Total ($)
W. Marvin Rush,	2009	900,000	307,000	92,040	195,000	305,537	(4)	1,799,577
Chairman	2008	900,000	438,000	124,160	224,640	379,194		2,065,994
	2007	900,000	653,000	—	317,580	254,759		2,125,339
W.M. “Rusty” Rush,	2009	584,040	409,000	115,050	243,750	121,057	(5)	1,472,897
President and Chief	2008	584,040	583,000	155,200	280,800	226,713		1,829,753
Executive Officer	2007	584,040	870,000	—	396,975	229,928		2,080,943
Martin A. Naegelin, Jr.,	2009	356,500	122,500	46,020	97,500	16,048	(6)	638,568
Executive Vice President	2008	345,000	175,000	62,080	112,320	30,611		725,011
	2007	304,208	260,000	—	158,790	61,207		784,205
Daryl Gorup,	2009	300,000	99,000	32,904	69,713	19,925	(7)	521,542
Senior Vice President –	2008	290,400	141,000	44,387	80,309	27,168		583,264
Dealership Operations	2007	272,800	210,000	—	113,535	24,391		620,726
Steven L. Keller,	2009	213,333	80,000	18,408	39,000	17,024	(8)	367,765
Vice President, Chief	2008	200,000	100,000	15,830	28,642	26,252		370,724
Financial Officer and Treasurer	2007	159,042	125,000	—	21,834	23,328		329,204

(1)
The 2009 amounts reflect cash performance bonuses paid in 2010, based upon 2009 performance; the 2008 amounts reflect cash performance bonuses paid in 2009, based upon 2008 performance; and the 2007 amounts reflect cash performance bonuses paid in 2008, based upon 2007 performance.

(2)
These amounts reflect the aggregate grant date fair value of the Class A restricted stock awards and Class A stock options, as applicable, granted in the respective year, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the Class A restricted stock awards and Class A stock options are discussed in Notes 2 and 12 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K, filed with the SEC on March 12, 2010. The grant date fair value of the Class A restricted stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market. All equity awards were granted under the 2007 Long-Term Incentive Plan.

(3)
The value of perquisites and other personal benefits reported in a named executive officer’s W-2 may not necessarily reflect the value reported in this column, due to applicable Internal Revenue Service guidelines.

(4)
This amount reflects (a) the cost of term life insurance premiums paid by the Company on behalf of W. Marvin Rush totaling $36,017; (b) the cost of an annual physical; (c) the cost of medical, dental and vision insurance premiums paid by the Company on behalf of W. Marvin Rush; (d) the cost of long-term disability insurance premiums paid by the Company on behalf of W. Marvin Rush; (e) the cost of monitoring a home security system at W. Marvin Rush’s primary residence; (f) rewards points earned from purchases on Company credit cards; (g) matching contributions to the Company’s 401(k) plan totaling $2,609; (h) an automobile allowance of $40,200; (i) a gas allowance; (j) the incremental cost of personal use of the Company-owned aircraft totaling $169,523; and (k) the incremental cost of personal use of the Company’s ranch. Additionally, Mr. Rush’s personal automobile was covered under the Company’s fleet insurance policy and he received reserved parking at the Company’s offices during 2009. Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of Company-owned aircraft by a named executive officer is calculated based upon the Company’s direct operating cost. This methodology calculates the incremental costs based on the average weighted cost of fuel, aircraft maintenance, landing fees, trip-related hangar and parking costs, and similar variable costs. Because the aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase cost of the aircraft and non-trip related hangar expenses. On certain occasions, an executive’s spouse or other family members may accompany the executive on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology.

The incremental cost of personal use of the Company’s ranch by a named executive officer is calculated based upon an estimated nightly room and board charge of $50.00 per person for the named executive officer and his guests, if any, and the costs assigned to any game killed by the named executive officer or his guests.

Rewards points earned by a named executive officer from purchases on Company credit cards is calculated by multiplying the number of points received by such named executive officer by $.005, which is the rate that participants in American Express’s® Membership Rewards Program® may redeem points for travelers checks. American Express® will redeem 20,000 points in exchange for a $100 travelers check.

The value of all other perquisites is based upon the Company’s actual costs. The Company did not reimburse its named executive officers for income taxes imputed to them for receipt of the above perquisites and other benefits.

(5)
This amount reflects (a) the cost of term life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $5,400; (b) the cost of long-term disability insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush; (c) rewards points earned from purchases on Company credit cards; (d) matching contributions to the Company’s 401(k) plan totaling $1,651; (e) the incremental cost of personal use of a Company-owned automobile totaling $26,304; (f) a gas allowance; (g) the incremental cost of personal use of the Company’s ranch; and (h) the cost of universal whole life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $51,774. The universal whole life insurance policy is on the life of W. Marvin Rush, and W.M. “Rusty” Rush is the sole beneficiary. The purpose of this policy is to allow W.M. “Rusty” Rush to pay a portion of the estate taxes on his father’s estate in the event of his father’s death to decrease the risk of W.M. “Rusty” Rush being forced to sell shares of the Company’s Common Stock to pay such estate taxes. Additionally, W.M. “Rusty” Rush received automobile insurance under the Company’s fleet insurance policy and reserved parking at the Company’s offices during 2009. Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of a Company-owned automobile is equal to the depreciation amount recognized by the Company for the vehicle used by W.M. “Rusty” Rush in 2009.

(6)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Naegelin; (b) rewards points earned from purchases on Company credit cards; (c) matching contributions to the Company’s 401(k) plan totaling $2,066; (d) an automobile allowance; and (e) a gas allowance. Mr. Naegelin also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(7)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Gorup; (b) matching contributions to the Company’s 401(k) plan totaling $5,007; (c) an automobile allowance; (d) a gas allowance; and (e) rewards points earned from purchases on Company credit cards. Mr. Gorup also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(8)
This amount reflects (a) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Keller; (b) matching contributions to the Company’s 401(k) plan totaling $1,739; (c) an automobile allowance; (d) a gas allowance, and (e) rewards points earned from purchases on Company credit cards. Mr. Keller also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

2009 GRANTS OF PLAN-BASED AWARDS

				All Other Option
			All Other Stock	Awards:	Exercise or	Grant Date
		Date of	Awards:	Number	Base	Fair Value of
		Compensation	Number of	Of Securities	Price of	Stock and
	Grant	Committee	Shares of Stock	Underlying	Option Awards	Option Awards
Name	Date(1)	Action(1)	(#)(2)	Options (#)(2)	($/Sh)(3)	($)(4)
W. Marvin Rush	3/13/09	2/27/09	12,000			92,040
	3/13/09	2/27/09		60,000	7.67	195,000
W. M. “Rusty” Rush	3/13/09	2/27/09	15,000			115,050
	3/13/09	2/27/09		75,000	7.67	243,750
Martin A. Naegelin, Jr.	3/13/09	2/27/09	6,000			46,020
	3/13/09	2/27/09		30,000	7.67	97,500
Daryl J. Gorup	3/13/09	2/27/09	4,290			32,904
	3/13/09	2/27/09		21,450	7.67	69,713
Steven L. Keller	3/13/09	2/27/09	2,400			18,408
	3/13/09	2/27/09		12,000	7.67	39,000

(1)
The “Grant Date” is the effective date of the respective equity awards and the “Date of Compensation Committee Action” is the date that the Compensation Committee approved the effective grant date and number of securities underlying the equity awards reported in the table.

(2)
The amounts reflect the annual Class A restricted stock awards and Class A stock options, as applicable, to the named executive officers under the 2007 Long-Term Incentive Plan. The stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. The restricted stocks awards vest in one-third increments beginning on the first anniversary of the grant date.

(3)	The exercise price of each Class A stock option is equal to the closing market price on the grant date of the Company’s Class A Common Stock as quoted on the NASDAQ® Global Select Market.

(4)
The amounts reflect the aggregate grant date fair value of the Class A restricted stock awards and Class A stock options, as applicable, granted in 2009, computed in accordance with ASC 718 (except no assumptions for forfeitures were included). The assumptions used in the valuation of the Class A restricted stock awards and Class A stock options are discussed in Notes 2 and 12 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K, filed with the SEC on March 12, 2010. The grant date fair value of the Class A restricted stock awards is based on the closing market price of the Class A Common Stock on the grant date as quoted on the NASDAQ® Global Select Market.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)							Stock Awards
		Number of		Number of
		Securities		Securities
		Underlying		Underlying					Market
		Unexercised		Unexercised				Number of	Value of
		Options(#)		Options(#)				Shares of	Shares of
		Exercisable		Unexercisable				Stock That	Stock That
		Class A	Class B	Class A	Class B	Option	Option	Have Not	Have Not
	Grant	Stock	Stock	Stock	Stock	Exercise	Expiration	Vested	Vested
Name	Date(2)	Options	Options	Options	Options	Price($)	Date	(#)(3)	($)(4)
W. Marvin Rush	3/15/2003		24,999			2.49	3/15/2013
	3/15/2004		23,500			7.95	3/15/2014
	3/15/2005	30,000		15,000		10.51	3/15/2015
	3/15/2006	15,000		30,000		12.91	3/15/2016
	3/15/2007			60,000		12.77	3/15/2017
	3/14/2008			40,000		15.52	3/15/2018
	3/14/2008							5,334	63,421
	3/13/2009			60,000		7.67	3/15/2019
	3/13/2009							12,000	142,680
W.M. “Rusty” Rush	3/15/2001	14,201	14,201			1.38	3/15/2011
	3/15/2002	17,250	10,749			2.35	3/15/2012
	3/15/2003		42,996			2.49	3/15/2013
	3/15/2004		30,000			7.95	3/15/2014
	3/15/2005	30,000		15,000		10.51	3/15/2015
	3/15/2006	15,000		30,000		12.91	3/15/2016
	3/15/2007			75,000		12.77	3/15/2017
	3/14/2008			50,000		15.52	3/15/2018
	3/14/2008							6,667	79,271
	3/13/2009			75,000		7.67	3/15/2019
	3/13/2009							15,000	178,350
Martin A. Naegelin, Jr.	3/15/2002	3,502	3,502			2.35	3/15/2012
	3/15/2003	18,000				2.43	3/15/2013
	3/15/2004	13,500				7.97	3/15/2014
	3/15/2005	11,000		5,500		10.51	3/15/2015
	3/15/2006	5,500		11,000		12.91	3/15/2016
	3/15/2007			30,000		12.77	3/15/2017
	3/14/2008			20,000		15.52	3/15/2018
	3/14/2008							2,667	31,711
	3/13/2009			30,000		7.67	3/15/2019
	3/13/2009							6,000	71.340
Daryl J. Gorup	3/15/2003	10,500				2.43	3/15/2013
	3/15/2004	10,500		5,250		7.97	3/15/2014
	3/15/2005	13,000		6,500		10.51	3/15/2015
	3/15/2006	6,500		13,000		12.91	3/15/2016
	3/15/2007			21,450		12.77	3/15/2017
	3/14/2008			14,300		15.52	3/15/2018
	3/14/2008							1,907	22,674
	3/13/2009			21,450		7.67	3/15/2019
	3/13/2009							4,290	51,008
Steven L. Keller	3/15/2002	877	877			2.35	3/15/2012
	3/15/2003	3,501				2.43	3/15/2013
	3/15/2004	2,625				7.97	3/15/2014
	3/15/2005	2,500		1,250		10.51	3/15/2015
	3/15/2006	1,250		2,500		12.91	3/15/2016
	3/15/2007			4,125		12.77	3/15/2017
	3/14/2008			5,100		15.52	3/15/2018
	3/14/2008							680	8,085
	3/13/2009			12,000		7.67	3/15/2019
	3/13/2009							2,400	28,536

(1)	To the extent applicable, all stock options and exercise prices reported in the table have been adjusted for the 3-for-2 stock split effected on October 10, 2007.

(2)
For better understanding of the table, an additional column showing the grant date of the equity awards has been included. All stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a term of ten years. All restricted stocks awards vest in one-third increments beginning on the first anniversary of the grant date.

(3)	The amounts reflect restricted stock awards for the Company’s Class A Common Stock.

(4)
The market value of Class A restricted stock awards is determined using the closing market price of $11.89 per share for our Class A Common Stock on December 31, 2009, the last business day of the 2009 fiscal year. The amounts reflected are not necessarily indicative of the amounts that may be realized by our named executive officers.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the number and value of stock options exercised and restricted stock vested during 2009 for our named executives.

	Option Awards				Stock Awards
	Number of
	Shares Acquired on		Value Realized on
	Exercise (#)		Exercise(1) ($)		Number of
	Class A	Class B	Class A	Class B	Shares	Value
	Common	Common	Common	Common	Acquired on	Realized on
Name	Stock	Stock	Stock	Stock	Vesting (#)	Vesting(2) ($)
W. Marvin Rush	—	—	—	—	2,666	20,448
W. M. “Rusty” Rush	5,025	780	43,552	5,245	3,333	25,564
Martin A. Naegelin, Jr.	—	—	—	—	1,333	10,224
Daryl J. Gorup	—	—	—	—	953	7,310
Steven L. Keller	—	—	—	—	340	2,608

(1)
The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our respective class of Common Stock. The market price is equal to the closing sale price of our Class A Common Stock and Class B Common Stock, as applicable, on the date of exercise.

(2)
The value realized on the vesting of the Class A restricted stock is equal to the number of shares of restricted stock vested multiplied by the market price of the Class A Common Stock. The market price is equal to closing sale price of our Class A common stock on the vesting date ($7.67).

Severance and Change of Control Arrangements
Executive Transition Plan
On July 23, 2008, the Board of Directors of the Company, acting on the recommendation of the Company’s Compensation Committee, adopted the Rush Enterprises, Inc. Executive Transition Plan (the “Transition Plan”).  In general, the Transition Plan is designed to provide certain protections to key employees, including the named executive officers, in the event their employment is involuntarily terminated, including in connection with a “change in control” (as defined below) of the Company. The protections provided by the Transition Plan are intended to (a) alleviate personal uncertainties that arise in connection with certain business exigencies, including a change in control of the Company, thereby allowing key employees to focus their attention and energy on the Company’s business without distractions, which assists in the Company maximizing shareholder value, (b) provide greater retention rates among key employees, and (c) assist the Company in recruiting qualified personnel to fill key positions within the Company in the future.
The Transition Plan replaced the named executive officers’ existing employment agreements with the Company.   As a condition to the named executive officers participating in the Transition Plan, each named executive officer agreed to terminate any existing employment agreement with the Company. The Transition Plan was intended to provide benefits that were substantially similar to the named executive officers’ prior employment agreements, including change of control and severance arrangements. Another objective of the Transition Plan was to standardize the change in control and severance benefits provided to the executive officers and other key employees of the Company. The Compensation Committee considered the reasonableness of the change in control and severance arrangements prior to the implementation of the Transition Plan and deemed such terms reasonable to achieve the underlying purposes of the Transition Plan, including retaining and attracting highly qualified executives and other key employees.
In addition to the Company’s named executive officers, other executive officers and key employees participate in the Transition Plan. Participants in the Transition Plan are designated by the Compensation Committee, in its sole discretion, as Level 1, Level 2, Level 3 or Level 4. The Compensation Committee determined the appropriate benefits levels of the named executive officers based on a variety of factors, including the officer’s position with the Company, number of years of employment with the Company and level of responsibility within the Company. The named executive officers were selected to participate in the Transition Plan at the following levels:

Level
W. Marvin Rush	1
W.M. “Rusty” Rush	1
Martin A. Naegelin, Jr.	2
Daryl J. Gorup	2
Steven L. Keller	2
Participants, including the named executive officers, are entitled to severance benefits under the Transition Plan in the following two scenarios:
•	Involuntary Termination (as defined below) in conjunction with a Change in Control (as defined below) of the Company; and
•	Involuntary Termination absent a Change in Control of the Company.

Generally, the primary severance benefits payable to the named executive officers under the Transition Plan, based upon whether they are a Level 1 or Level 2 participant, are as follows:

	Level 1 participant		Level 2 participant
	Involuntary	Involuntary	Involuntary	Involuntary
	Termination	Termination	Termination	Termination
	(in conjunction with a	(absent a	(in conjunction with a	(absent a
Severance Benefits (1)	Change in Control)	Change in Control)	Change in Control)	Change in Control)
Cash payments (2)	4 times base salary	4 times base salary	2 times base salary, plus 2 times highest annual cash bonus received in any of the previous 5 years	1 times base salary, plus 1/2 times annual cash bonus received in prior year
Acceleration of equity awards	Yes	No	Yes	No
Continuation of life and health insurance (3)	48 months or, if earlier, until eligible for such coverage with a successor employer	48 months or, if earlier, until eligible for such coverage with a successor employer	24 months or, if earlier, until eligible for such coverage with a successor employer	12 months or, if earlier, until eligible for such coverage with a successor employer
Entitled to tax gross-up payments(4)	Yes	Yes	Yes	Yes

(1)
All severance payments under the Transition Plan are subject to the participant’s continuing compliance with non-competition, non-solicitation and confidentiality covenants following his or her termination.  The term of the non-competition and non-solicitation covenant is 48 months for a Level 1 participant and up to 24 months for a Level 2 participant following termination, and the term of the confidentiality covenant is forever.  Upon breach of one or more of these covenants, the participant (a) is not entitled to any further severance benefits, and (b) must reimburse the Company for any severance benefits he or she previously received, or the value thereof.

(2)
All cash payments due to a Level 1 participant are required to be paid in a single lump sum amount as soon as administratively practicable after the Level 1 participant’s Involuntary Termination, but in all cases, no later than two and half months following the fiscal year in which the Level 1 participant is Involuntarily Terminated. Generally, all cash payments due to a Level 2 participant are required to be paid in equal monthly installments over a one-year period beginning with the first month following the month in which the Level 2 participant was Involuntarily Terminated.

(3)
If the continuation of health care coverage is not permitted by the Company’s group health plan or under applicable law, the Company will provide COBRA continuation coverage to such terminated participant and/or any spouse or dependents, at the Company’s sole expense, if and to the extent any of such persons elects and are entitled to receive COBRA continuation coverage.

(4)
If any payment or benefit (collectively, “Severance”) received or to be received by a named executive officer from the Company pursuant to the terms of the Transition Plan would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company shall pay the named executive officer an additional amount (the “Gross-Up Payment”) so that the net amount the named executive officer retains, after deduction of the excise tax on the Severance and any federal, state, and local income tax and the excise tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by a named executive officer with respect thereto, shall be equal to the total present value (using the applicable federal rate in such calculation) of the Severance at the time such Severance is to be paid.

The Compensation Committee may terminate a participant’s participation in the Transition Plan upon 60 days prior written notice to the participant; provided that no participant’s participation in the Transition Plan may be terminated within two years after a “Change in Control” of the Company without the participant’s prior written consent.
These arrangements also provide for a tax gross-up payment in the event that any participant is subject to the excise tax imposed on certain excess parachute payments pursuant to Section 4999 of the Internal Revenue Code. The Compensation Committee believes that the tax gross-up provisions are appropriate to ensure that participants receive the full value of the payments and benefits available under these arrangements.

The change of control and severance payments and benefits due to the named executive officers under the Transition Plan were set in the Compensation Committee’s subjective judgment and discretion at levels substantially similar to what the named executive officers were entitled to receive in their previously existing employment agreements and not upon a formula-driven framework. Additionally, the Compensation Committee set such payments and benefits at levels it believed to be consistent with the external labor market for similar-level executives, taking into account their respective levels of seniority and responsibility. The Compensation Committee evaluates the change in control and severance arrangements separately from the named executive officers’ individual pay components and total direct compensation. Consequently, the Compensation Committee did not consider the payout and benefit terms of the Transition Plan in approving the named executive officers’ individual pay components and total direct compensation levels in 2009.
Key definitions used in the Transition Plan include the following:
• “Involuntary Termination” means termination of a participant’s employment with the Company (a) by the Company for any reason other than Cause (as defined below), death, or Disability (as defined below); or (b) by the participant for Good Reason (as defined below).
• “Cause” means a (a) conviction or plea of guilty or nolo contendre to a felony or other crime involving moral turpitude; (b) commission of fraud or a material act or omission involving dishonesty with respect to the Company, as reasonably determined by the Company’s Board of Directors; (c) willful failure or refusal to carry out the material responsibilities of the participant’s employment, as reasonably determined by the Company’s Board of Directors; or (d) gross negligence, willful misconduct, or engaging in a pattern of behavior that has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Company’s Board of Directors.
• “Disability” means the inability of a participant to perform the material duties of his or her employment by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or is expected to last for a continuous period of at least 12 months, as determined by a duly licensed physician selected by the Compensation Committee.
• “Good Reason” means (a) a diminution in the participant’s position, duties, responsibilities or authority or the assignment to the participant of duties or responsibilities that are materially inconsistent with his or her status or position; (b) a reduction in the participant’s annual base salary; (c) following a Change in Control (as defined below), a reduction in the participant’s target incentive award opportunities; (d) following a Change in Control, the relocation of the participant’s principal place of employment by more than fifty miles from the current location; (e) in connection with a Change in Control, a successor or acquiring company failing to assume the obligations of the Transition Plan; or (f) with respect to a Level 1 or Level 2 participant, following a Change in Control a Level 1 or Level 2 participant disagrees with the philosophy or policies of the successor or acquiring company. The Company has 30 days to cure any act or omission that the participant deems to constitute Good Reason.
• “Change in Control” means the occurrence of any of the following: (a) any person (other than W. Marvin Rush, W.M. “Rusty” Rush and certain other exempted persons) becomes the beneficial owner of Company securities representing 40% or more of the combined voting power of the Company’s then outstanding voting securities; (b) Incumbent Directors (as defined below) cease for any reason to constitute a majority of the directors then serving; (c) the consummation of a merger or consolidation of the Company with any other entity; (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (e) any other transaction or event occurs that is resolved by the Company’s Board of Directors to be a “Change in Control” for purposes of the Transition Plan.

• “Incumbent Director” means (a) any member of the Company’s Board of Directors on March 31, 2008, or (b) any individual appointed or elected to Company’s Board of Directors after March 31, 2008, if their appointment or election is approved by at least two-thirds of the incumbent directors in office at the time of such approval or recommendation.
Long-Term Incentive Plans
Under the terms of the Company’s 2007 Long-Term Incentive Plan, the Company’s 1996 Long-Term Incentive Plan and the related forms of stock option agreements and restricted stock award agreements, as applicable (collectively, “Incentive Plans”), unvested equity awards are subject to a modified vesting schedule upon the “Retirement” (as defined below), death or disability of a participant, including each named executive officer. Upon Retirement, a named executive officer’s unvested stock options and restricted stock awards will continue to vest pursuant to their respective vesting schedule for so long as such officer does not become an employee of a competitor of the Company. Upon death or disability, a named executive officer’s unvested stock options and restricted stock awards will immediately vest.
“Retirement” means an employee terminating his or her relationship with the Company following at least 10 years of service and after reaching the age of 60.
The table below quantifies the potential payments to the named executive officers upon termination of their employment, including termination following a “change of control” of the Company, pursuant to the terms of the Transition Plan and the Incentive Plans.
2009 POTENTIAL PAYMENTS UPON TERMINATION (1)

		Involuntary		Involuntary
		Termination		Termination
		absent a		upon a
		Change in		Change of		Death/
		Control		Control		Disability		Retirement
Name	Benefit	($)		($)		($)		($)
W. Marvin Rush	Cash payments	3,600,000	(2)	3,600,000	(2)	—		—
	Acceleration of equity awards	—		480,034	(3)	480,034	(3)	480,034	(4)
	Continuation of life and health insurance	241,244	(5)	241,244	(5)	—		—
	280G Gross-Up (6)	—		—		—		—

Total		3,841,244		4,321,278		480,034		480,034

W.M. “Rusty” Rush	Cash payments	2,336,160	(2)	2,336,160	(2)	—		—
	Acceleration of equity awards	—		594,854	(3)	594,854	(3)	—
	Continuation of life and health insurance	275,036	(5)	275,036	(5)	—		—
	280G Gross-Up (6)	—		—		—		—

Total		2,611,196		3,206,050		594,854		—

Martin A. Naegelin, Jr.	Cash payments	440,750	(7)	1,279,000	(8)	—		—
	Acceleration of equity awards	—		237,245	(3)	237,245	(3)	—
	Continuation of life and health insurance	10,556	(9)	21,112	(10)	—		—
	280G Gross-Up (6)	—		—		—		—

Total		451,306		1,537,357		237,245		—

Daryl J. Gorup	Cash payments	368,700	(7)	1,118,400	(8)	—		—
	Acceleration of equity awards	—		173,179	(3)	173,179	(3)	—
	Continuation of life and health insurance	27,809	(9)	55,619	(10)	—		—
	280G Gross-Up (6)	—		—		—		—

Total		396,509		1,347,198		173,179		—

Steven L. Keller	Cash payments	280,000	(7)	730,000	(8)	—		—
	Acceleration of equity awards	—		88,990	(3)	88,990	(3)	—
	Continuation of life and health insurance	10,416	(9)	20,832	(10)	—		—
	280G Gross-Up (11)	—		268,399		—		—

Total		290,416		1,108,221		88,990		—

(1)
Amounts reflected in the table were calculated assuming a December 31, 2009 termination date, which was the last business day of the 2009 fiscal year. Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner in which he is terminated, including termination for “Cause.” These amounts include base salary, unused vacation pay and other benefits entitled to under applicable employee benefit plans, and are not reflected in the table. The table reflects only the additional compensation and benefits (collectively, “Additional Compensation”) the named executive officers are estimated to receive upon termination. The named executive officers are not entitled to any Additional Compensation in the event they are terminated for “cause.” The actual amounts to be paid to an officer can only be determined at the time of his actual termination.

As used in this table and in the Transition Plan, “Involuntary Termination” means termination of the named executive officers employment with the Company (a) by the Company for any reason other than “Cause” (as defined above), death, or “Disability” (as defined above); or (b) by the named executive officer “Good Reason” (as defined above).

(2)	The amount reflects four times the respective named executive officer’s current rate of base salary.

(3)
The amount reflects the value of accelerating the respective officer’s unvested equity awards upon termination, death or disability. This value is based upon the closing market price of the Company’s Class A and Class B Common Stock, as applicable, on December 31, 2009 of $11.89 and $10.51, respectively, but it excludes stock options where the exercise price exceeds the closing market price of our Class A and Class B Common Stock on December 31, 2009.

(4)
The amount reflects the value of unvested equity awards held by W. Marvin Rush on December 31, 2009 that would generally continue to vest upon “retirement” in accordance with their original vesting schedule. This value is based upon the closing sale price of the Company’s Class A and Class B Common Stock, as applicable, on December 31, 2009 of $11.89 and $10.51, respectively, but it excludes stock options where the exercise price exceeds the closing market price of our Class A and Class B Common Stock on December 31, 2009. None of the other named executive officers have met the age limit to qualify for this benefit under the Incentive Plans.

(5)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 48 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2009.

(6)
It is not anticipated that a Section 280G excise tax gross-up payment would be required assuming termination at December 31 2009. The Section 280G excise tax gross-up payment on an actual termination may differ based on factors such as timing of employment termination and payments, methodology for valuing stock options, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to make.

(7)	The amount reflects the sum of (a) one times the respective named executive officer’s current rate of base salary, and (b) one-half times his annual cash bonus received for the 2009 calendar year.

(8)
The amount reflects the sum of (a) two times the respective named executive officer’s current rate of base salary, and (b) two times his highest annual cash bonus received in any of the previous 5 years.

(9)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 12 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2009.

(10)
The amount reflects the Company’s estimated cost to continue life and health insurance benefits up to 24 months. These estimated costs were based upon the Company’s actual costs in providing the benefits in 2009.

(11)
The Section 280G excise tax gross-up payment on an actual termination may differ based on factors such as timing of employment termination and payments, methodology for valuing stock options, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to make.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors

Harold D. Marshall, Chairperson
Thomas A. Akin
Ronald J. Krause
James C. Underwood
Gerald R. Szczepanski
Compensation Committee Interlocks and Insider Participation
In 2009, the Compensation Committee consisted of the following directors: Harold D. Marshall, Chairperson, Ronald J. Krause, James C. Underwood, Gerald R. Szczepanski and Thomas A. Akin. During the 2009 fiscal year, none of the Company’s executive officers served on either the Company’s Compensation Committee or the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on the Company’s Compensation Committee or Board of Directors. No current or past officer or employee of the Company served on the Compensation Committee during the 2009 fiscal year. Messrs. Marshall, Krause and Akin each have certain relationships with Texstar National Bank, from whom a subsidiary of the Company has borrowed money. For a further description of these relationships, see “Certain Relationships and Related Transactions” set forth below in this proxy statement.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on review of the Section 16(a) forms received by the Company, or written representations from reporting persons that no such forms were required to be filed, as applicable, the Company believes that the reporting persons complied with all of the Section 16(a) filing requirements during the 2009 fiscal year.
Certain Relationships and Related Transactions
A subsidiary of the Company has borrowed money from Texstar National Bank (“Texstar”). W. Marvin Rush, Chairman, W.M. “Rusty” Rush, President and Chief Executive Officer, Daryl J. Gorup, Senior Vice President—Dealership Operations, and non-employee directors, including: Ronald J. Krause, Harold D. Marshall and Thomas A. Akin own 58.3%, 1.55%, 1.87%, 5.00%, 1.63%, and 1.96%, respectively, of Texstar’s capital stock. W. Marvin Rush, W.M. “Rusty” Rush and Thomas A. Akin are also members of Texstar’s Board of Directors.  The Company’s loans with Texstar (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (c) did not involve more than the normal risk of collectability or present other unfavorable features. During 2009, the largest aggregate amount outstanding on all of the loans was $231,799 and the Company paid $107,339 in principal payments and $13,260 in interest payments. The rate of interest payable on the loans ranges from 5.30% to 7.75%. As of March 1, 2010, the total principal outstanding under all of these loans totaled $78,740. In December 2006, Texstar and the Company entered into a five-year lease agreement, pursuant to which Texstar is leasing office space from a subsidiary of the Company on arms-length terms at a current monthly rate of $13,387. Upon termination of the initial five-year term, Texstar has the option to extend the lease agreement for an additional five-year term. Texstar made lease payments totaling $150,262 in 2009.

The Company’s Audit Committee reviews and approves all “related-person transactions” (as defined by the SEC) as required by the NASDAQ® Global Select Market and the applicable rules of the SEC. The Audit Committee periodically reassesses these transactions to ensure their continued appropriateness. These responsibilities are set forth in the Audit Committee charter. All of the above transactions have been previously approved by the Board of Directors.
OTHER MATTERS
Other Business Presented at the Annual Meeting
As of the date of this proxy statement, the Board of Directors knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should properly arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.
Where You Can Find More Information
The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s Common Stock is quoted on the NASDAQ® Global Select Market.
You may request a copy of the Company’s filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing us at the following address:
Rush Enterprises, Inc.
555 IH-35 South, Suite 500
New Braunfels, Texas 78130
Attention: Derrek Weaver

By Order of the Board of Directors,

W. MARVIN RUSH Chairman
New Braunfels, Texas
April 6, 2010

Appendix A
RUSH ENTERPRISES, INC.
2007 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED
ARTICLE 1
GENERAL PLAN INFORMATION
1.1 Background. The Plan permits the grant to Employees of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.
1.2 Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.
1.3 Duration of the Plan. The Plan shall be effective on the date on which it is approved by shareholders. The Plan shall remain in effect until terminated pursuant to Article 16, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions.
ARTICLE 2
DEFINITIONS
As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.
2.1 “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.
2.2 “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.5 “Change of Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date -
(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than W. Marvin Rush or W.M. “Rusty” Rush, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;
(b) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);
(c) the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(d) the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.
2.6 “Code” means the Internal Revenue Code of 1986, as amended.
2.7 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.
2.8 “Company” means Rush Enterprises Inc., a Texas corporation, and any successor thereto.
2.9 “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.
2.10 “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.
2.11 “Employee” means any employee or consultant of the Company or a Subsidiary.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.13 “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:
(a) if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or
(b) if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or
(c) in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.
2.14 “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.
2.15 “NQSO” means an Option that is not designated by the Committee as an ISO.
2.16 “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.
2.17 “Other Award” means an Award granted to a Participant pursuant to Article 9.
2.18 “Participant” means an Employee who has been selected to receive an Award or who holds an outstanding Award.
2.19 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).
2.20 “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.
2.21 “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.22 “Plan” means the Rush Enterprises, Inc. Long-Term Incentive Plan, as amended and restated, as it is set forth herein and as it may be further amended and restated from time to time.
2.23 “Restricted Stock” means an Award granted pursuant to Section 7.1.
2.24 “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.
2.25 “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.
2.26 “Share” means a share of the Company’s Class A Common Stock, $.01 par value per share, or a share of the Company’s Class B Common Stock, $.01 par value per share, as the case may be.
2.27 “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.
2.28 “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.
2.29 “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.
2.30 “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).
ARTICLE 3
ADMINISTRATION
3.1 General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided, that, the Board may, in its sole discretion, make awards under the Plan. The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.
3.3 Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.
3.4 Decisions Binding. All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.
3.5 Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4
SHARES SUBJECT TO THE PLAN
AND MAXIMUM AWARDS
4.1 Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 4,550,000 (four million five hundred fifty thousand) shares of Class A Common Stock and 450,000 (four hundred and fifty thousand) shares of Class B Common Stock. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.
4.2 Individual Award Limitations. The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options or SARs shall be 100,000. The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 100,000. The maximum aggregate number of Shares that may be received by any one Participant in any one year with respect to Performance Shares or Performance Units shall be 100,000. The maximum aggregate amount of cash that may be received by any one Participant in any one year with respect to Cash Incentive Awards shall be $5,000,000.
4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, that, the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. All Employees are eligible to participate in the Plan. Only employees of the Company or a Subsidiary may be granted ISOs.
5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

ARTICLE 6
STOCK OPTIONS
6.1 Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
6.2 Option Exercise Price. The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than one hundred percent (110%) of the Fair Market Value of the respective Share on the date the Option is granted. The Committee may not re-price a previously granted Option. The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.
6.3 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.
6.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
6.5 Payment. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:
(a) in cash or its equivalent;
(b) at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee (which Shares may be previously owned or may be Shares that would otherwise have been issuable upon exercise of the Option if the exercise price had been paid in cash);
(c) at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;
(d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or
(e) through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).
6.6 Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:
(a) Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided, that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.
(b) Code Section 422. ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Moreover, no ISOs may be granted more than ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.
ARTICLE 7
RESTRICTED STOCK AND
RESTRICTED STOCK UNITS
7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
7.2 Restrictions.
(a) The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b) The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
(c) Except as otherwise provided in this Article and subject to satisfaction of applicable tax withholding requirements, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant if and when the Shares become vested and the applicable restrictions lapse.
7.3 Voting Rights. At the discretion of the Committee, Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares.
7.4 Dividends and other Distributions. At the discretion of the Committee, the holder of Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.
7.5 Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 above). Each Restricted Stock Unit shall have the value of one respective Share. Unless the Committee, in its discretion determines otherwise, the holder of Restricted Stock Units shall not have any rights of a shareholder (including, without limitation, dividend rights and voting rights) with respect to the Shares covered by the Restricted Stock Units. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in in cash, Shares, or a combination thereof, as determined by the Committee in its discretion. Restricted Stock Units that become vested must be settled by the 15th day of the third month following the calendar year in which such vesting occurs. Alternatively, the Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Award Agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
8.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the respective Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.
8.3 Earning Performance Units/Shares. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
8.4 Form and Timing of Payment of Performance Units/Shares.
(a) Distributions. Unless the Committee, acting in its discretion and in compliance with the applicable requirements of Section 409A of the Code, determines otherwise, payment of earned Performance Units/Shares shall be made in a single lump sum by the 15th day of the third month following the end of the calendar year in which such the Performance Units/Shares become vested and such payment is earned. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
(b) Dividends. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.
ARTICLE 9
OTHER AWARDS
9.1 General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, dividend equivalents, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee; provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the SAR is granted. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of an SAR shall equal the Fair Market Value of the respective Share on the date of grant of the SAR.
9.3 Term of SARs. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.
9.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) the excess of the Fair Market Value of the respective Share on the date of exercise over the grant price, by
(b) the number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
9.5 Cash Incentive Awards. Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, but in no event later than the 15th day of the third month following the calendar year for which such Cash Incentive Award is earned. Alternatively, a Cash Incentive Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Cash Incentive Award agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 10
AWARD AGREEMENTS
10.1 In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify -
(a) in the case of an Option or SAR, the number of respective Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;
(b) in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);
(c) in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and
(d) in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.
10.2 Severance from Service. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries (within the meaning of Section 409A of the Code). The Award Agreement may make distinctions based on the reason for the Participant’s severance from service (subject to Section 409A of the Code).
10.3 Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.
10.4 Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.
ARTICLE 11
PERFORMANCE MEASURES
11.1 Performance Criteria. Unless and until the Company’s shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:
(a) income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b) return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
(c) cash flow thresholds;
(d) cash flow return on investments, which equals net cash flows divided by owners equity;
(e) gross revenues;
(f) sales results;
(g) market share results;
(h) market value added;
(i) debt measures (including, without limitation, debt multiples);
(j) economic value added; or
(k) share price (including, but not limited to, growth measures and total shareholder return).
11.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).
11.3 Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 12
BENEFICIARY DESIGNATION
Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.
ARTICLE 13
DEFERRALS
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the terms of an Award, provided, however, that any such deferral arrangement shall structured in a manner that is intended to satisfy the election and distribution timing and documentation requirements of Section 409A of the Code.
ARTICLE 14
NO RIGHT TO EMPLOYMENT OR PARTICIPATION
14.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.
14.2 Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
ARTICLE 15
CHANGE OF CONTROL
In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control; or (b) if, as part of a Change of Control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options and SARs for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. To extent determined by the Committee, any outstanding options and SARs that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.

ARTICLE 16
AMENDMENT AND TERMINATION
16.1 Amendment and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.
16.2 Term of the Plan. Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Company’s shareholders.
16.3 Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.
ARTICLE 17
TAX WITHHOLDING
17.1 Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.
17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 18
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 19
LEGAL CONSTRUCTION
19.1 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
19.3 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

ANNUAL MEETING OF SHAREHOLDERS OF
RUSH ENTERPRISES, INC.
May 18, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2009 Annual Report, the proxy statement and any other additional soliciting materials are available at http://investor.rushenterprises.com/annuals.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach and mail in the envelope provided. ê

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   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
(1)	ELECTION OF DIRECTORS

The Board of Directors recommends a vote “FOR” all nominees

NOMINEES:
☐	FOR ALL NOMINEES	О О	W. Marvin Rush W.M. “Rusty” Rush
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	О О	Ronald J. Krause James C. Underwood
☐	FOR ALL EXCEPT (See instructions below)	О О	Harold D. Marshall Thomas A. Akin
		О	Gerald R. Szczepanski

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
(2)	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐

(3)	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RUSH ENTERPRISES, INC. 2007 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 2 and a vote “FOR” Proposal 3.

all as more particularly described in the Proxy Statement dated April 6, 2010, relating to the Annual Meeting, receipt of which is hereby acknowledged. The undersigned shareholder also acknowledges receipt of the Notice of Annual Meeting of Shareholders.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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RUSH ENTERPRISES, INC.
PROXY – ANNUAL MEETING OF SHAREHOLDERS – MAY 18, 2010
This Proxy is solicited on behalf of the Board of Directors
The undersigned shareholder of Rush Enterprises, Inc. (the “Company”) hereby appoints Steven L. Keller and Martin A. Naegelin, Jr., and each of them, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, in the main conference room at Rush Enterprises, Inc.’s executive offices, which are located at 555 IH-35 South, Suite 500, New Braunfels, Texas 78130, and at any adjournments or postponements thereof, the number of votes that the undersigned would be entitled to cast if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1, FOR ratification of the appointment of Ernst & Young LLP in Proposal 2, FOR the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan in Proposal 3.
(Continued and to be signed on the reverse side)

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